UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HALLIBURTON
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 3, 2012

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Halliburton Company. The meeting will be held on Wednesday, May 16, 2012 at 9:00 a.m. Central Daylight Time at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024.

At the meeting, stockholders are being asked to:

—	elect the eleven nominees named in the attached proxy statement to serve on the Board of Directors for the coming year;

—	ratify the selection of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for 2012;

—	consider advisory approval of our executive compensation; and

—	act on a proposal to amend and restate the Halliburton Company Stock and Incentive Plan.

Please refer to the proxy statement for detailed information on each of these proposals.

It is very important that your shares are represented and voted at the meeting. If you attend the meeting, you may vote in person even if you have previously voted.

We appreciate the continuing interest of our stockholders in the business of Halliburton, and we hope you will be able to attend the Annual Meeting.

Sincerely,

DAVID J. LESAR Chairman of the Board, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

to be held May 16, 2012

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Stockholders on Wednesday, May 16, 2012 at 9:00 a.m. Central Daylight Time at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. At the meeting, the stockholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect the eleven nominees named in the attached proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year 2012.

3.	To consider and act upon advisory approval of our executive compensation.

4.	To consider and act upon management’s proposal to amend and restate the Halliburton Company Stock and Incentive Plan.

5.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set the close of business on March 19, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

This year we are furnishing proxy materials to our stockholders over the Internet. On or about April 3, 2012, we mailed our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2012 proxy statement and 2011 Annual Report on Form 10-K and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your annual materials via email, the email contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

IF YOU PLAN TO ATTEND:

Attendance at the meeting is limited to stockholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each stockholder holding stock in a brokerage account will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport.

By order of the Board of Directors,

CHRISTINA M. IBRAHIM Vice President and Corporate Secretary

April 3, 2012

You are urged to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials.

i

PROXY STATEMENT

GENERAL INFORMATION

The proxy statement is solicited by the Board of Directors of Halliburton Company. By executing and returning the enclosed proxy, by following the enclosed voting instructions or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

The Notice of Internet Availability of Proxy Materials is being sent to stockholders on or about April 3, 2012. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2011 accompanies this proxy statement. The Annual Report on Form 10-K shall not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the Annual Meeting will begin at 9:00 a.m. Please note that we will ask you to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, you can only vote your shares if you have voted via the Internet, by telephone or returned a properly executed proxy; and in these cases, your shares will be voted as you specify. If you do not specify a vote, the shares will be voted in accordance with the recommendations of the Board of Directors. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

The record date for determination of the stockholders entitled to vote at the Annual Meeting is the close of business on March 19, 2012. Our common stock, par value $2.50, is the only class of capital stock that is outstanding. As of March 19, 2012, there were 923,039,195 shares of common stock outstanding. Each of the outstanding shares of common stock is entitled to one vote on each matter submitted to the stockholders for a vote at the Annual Meeting. We will keep a complete list of stockholders entitled to vote at our principal executive office for ten days before, and will also have the list available at the Annual Meeting. Our principal executive office is located at 3000 N. Sam Houston Parkway E., Administration Building, Houston, Texas 77032.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as election inspectors for the Annual Meeting. Except as set forth below, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Shares for which a stockholder has elected to abstain on a matter will count for purposes of determining the presence of a quorum and will have the effect of a vote against the matter.

Each Director shall be elected by the vote of the majority of the votes cast, provided that if the number of nominees exceeds the number of Directors to be elected and any stockholder-proposed nominee has not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to stockholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director; we will not count abstentions.

The election inspectors will treat broker non-vote shares, which are shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. Those shares may be entitled to vote on other matters.

In accordance with our confidential voting policy, the stockholders’ votes will not be disclosed to our officers, Directors or employees, except:

—	as necessary to meet legal requirements and to assert claims for and defend claims against us;

—	when disclosure is voluntarily made or requested by the stockholder;

—	when the stockholder writes comments on the proxy card; or

—	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors and the tabulators of all proxies, ballots and voting tabulations are independent and are not our employees.

ELECTION OF DIRECTORS

(Item 1)

The eleven nominees listed below are presently our Directors. Murry S. Gerber was elected to the Board of Directors on January 10, 2012. Mr. Gerber is proposed for the first time for election to the Board of Directors by the stockholders. The common stock represented by the proxies will be voted to elect the eleven nominees as Directors unless we receive contrary instructions. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

Information about Nominees for Director

ALAN M. BENNETT, 61, Retired President and Chief Executive Officer, H&R Block, Inc. (a tax and financial services provider); President and Chief Executive Officer, H&R Block, Inc., 2010-2011; Interim Chief Executive Officer, H&R Block, Inc., 2007-2008; Senior Vice President and Chief Financial Officer, Aetna, Inc., 2001-2007; joined Halliburton Company Board in 2006; Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee. Current Director of Fluor Corporation (since 2011) and TJX Companies, Inc. (since 2007). Former Director of H&R Block, Inc. (2008-2011) and Bausch & Lomb (2004-2008). The Board determined that Mr. Bennett should be nominated for election as a Director because of his financial expertise, ranging from internal audit to corporate controller to chief financial officer of a large, public company. He is a certified public accountant and also has chief executive officer experience.

JAMES R. BOYD, 65, Retired Chairman of the Board, Arch Coal, Inc. (one of the largest United States coal producers); Chairman of the Board, Arch Coal, Inc., 1998-2006; joined Halliburton Company Board in 2006; Chairman of the Compensation Committee and member of the Audit Committee. Current Director of Arch Coal, Inc. (since 1990). The Board determined that Mr. Boyd should be nominated for election as a Director because of his experience as a chief executive officer, chairman and lead director of a large company and his career experience in corporate business development, operations, and strategic planning.

MILTON CARROLL, 61, Chairman of the Board, CenterPoint Energy, Inc. (a public utility holding company) since 2002 and Chairman of Instrument Products, Inc. (a private oil-tool manufacturing company) since 1977; joined Halliburton Company Board in 2006; member of the Compensation and the Nominating and Corporate Governance Committees. Chairman of Health Care Service Corporation (since 2002) and Director (since 1998). Current Director of Western Gas Partners, L.P. (since 2008), LyondellBasell Industries (since 2010), and LRR Energy, L.P. (since 2011). Former Director of EGL, Inc. (2003-2007). The Board determined that Mr. Carroll should be nominated for election as a Director because of his public company board experience as an independent director and knowledge of the oil and natural gas services industry.

NANCE K. DICCIANI, 64, Retired President and Chief Executive Officer, Honeywell International Specialty Materials (a diversified technology and manufacturing company); President and Chief Executive Officer, Honeywell International Specialty Materials, 2001-2008; joined the Halliburton Company Board in 2009; member of the Audit and the Health, Safety and Environment Committees. Current Director of Rockwood Holdings, Inc. (since 2008) and Praxair, Inc. (since 2008). Trustee of Villanova University (since 2009). The Board determined that Ms. Dicciani should be nominated for election as a Director because of her technical expertise in the chemical industry, international operations expertise, and her executive experience as a chief executive officer of a multi-billion dollar strategic business group of a major multinational corporation.

MURRY S. GERBER, 59, Retired Executive Chairman of the Board, EQT Corporation (a leading producer of unconventional natural gas); Executive Chairman of the Board, EQT Corporation, 2010-2011; Chairman and Chief Executive Officer, EQT Corporation, 2000-2010; Chief Executive Officer and President, EQT Corporation, 1998-2007; joined Halliburton Company Board in 2012; member of the Audit and the Compensation Committees. Current Director of BlackRock, Inc. (since 2000). Trustee of Augustana College (since 1996). Former Director of EQT Corporation (2000-2012). The Board determined that Mr. Gerber should be nominated for election as a Director because of his executive leadership skills and his experience with the Marcellus shale and unconventional oil and natural gas basins.

S. MALCOLM GILLIS, 71, University Professor, Rice University since 2004; President, Rice University, 1993-2004; joined Halliburton Company Board in 2005; Chairman of the Health, Safety and Environment Committee and member of the Audit Committee. Current Director of AECOM Technology (since 1998) and Service Corporation International (since 2004). Former Director of Electronic Data Systems Corporation (2005-2008) and Introgen Therapeutics, Inc. (2004-2009). The Board determined that Dr. Gillis should be nominated for election as a Director because of his economics and academic expertise, his executive expertise as president of a major research university and his public company board experience.

ABDALLAH S. JUM’AH, 70, Retired President and Chief Executive Officer of Saudi Arabian Oil Company (Saudi Aramco) (the world’s largest producer of crude oil); President and Chief Executive Officer of Saudi Aramco, 1995-2008; joined the Halliburton Company Board in 2010; member of the Health, Safety and Environment and the Nominating and Corporate Governance Committees. Former Vice Chairman of the International Advisory Board at King Fahd University of Petroleum and Minerals (2007-2009). The Board determined that Mr. Jum’ah should be nominated for election as a Director because of his industry expertise, including significant international business experience in the eastern hemisphere, and his executive experience as president and chief executive officer leading the world’s largest producer of crude oil.

DAVID J. LESAR, 58, Chairman of the Board, President and Chief Executive Officer of the Company since 2000; joined Halliburton Company Board in 2000. Current Director of Agrium, Inc. (since 2010). Former Director of Lyondell Chemical Company (2000-2007). The Board determined that Mr. Lesar should be nominated for election as a Director because of his industry expertise, financial expertise, and in-depth knowledge of Halliburton and its business.

ROBERT A. MALONE, 60, President and Chief Executive Officer, The First National Bank of Sonora, Texas (a community bank) since 2009. Executive Vice President of BP plc and Chairman of the Board and President, BP America Inc. (one of the nation’s largest producers of oil and natural gas), 2006-2009; joined Halliburton Company Board in 2009; member of the Compensation and the Health, Safety and Environment Committees. Current Director of Peabody Energy Company (since 2009). The Board determined that Mr. Malone should be nominated for election as a Director because of his industry expertise and his executive leadership experience, including crisis management and safety performance.

J. LANDIS MARTIN, 66, Founder and Managing Director, Platte River Ventures L.L.C. (a private equity firm) since 2005; Chairman (1989-2005) and Chief Executive Officer (1995-2005), Titanium Metals Corporation; joined Halliburton Company Board in 1998; Lead Director and member of the Health, Safety and Environment and the Nominating and Corporate Governance Committees. Current Lead Director of Apartment Investment and Management Company (Director since 1994), Chairman (since 2002) and Director (since 1995) of Crown Castle International Corporation, and Lead Director of Intrepid Potash, Inc. (since 2008). The Board determined that Mr. Martin should be nominated for election as a Director because of his industry expertise, his executive and board leadership experience, and knowledge of our operations.

DEBRA L. REED, 55, Chief Executive Officer, Sempra Energy (an energy infrastructure and regulated holding company) since 2011; Executive Vice President, Sempra Energy (2010-2011); President and Chief Executive Officer, Southern California Gas Company and San Diego Gas & Electric Company (2006-2010); joined Halliburton Company Board in 2001; Chairman of the Nominating and Corporate Governance Committee and member of the Compensation Committee. Current Director of Sempra Energy (since 2011). Former Director of Avery Dennison Corporation (2009-2011) and of Genentech, Inc. (2005-2009). The Board determined that Ms. Reed should be nominated for election as a Director because of her executive, operational, financial, and administrative expertise, and her experience as an independent director on public company boards.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information about persons or groups, based on information contained in Schedules 13G filed with the Securities and Exchange Commission, or SEC, reflecting beneficial ownership, who own or have the right to acquire more than 5% of our common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc.	65,073,197	(1)	7.07%
40 East 52nd Street, New York, NY 10022
FMR, LLC	48,858,265	(2)	5.31%
82 Devonshire Street, Boston, Massachusetts 20109

(1)	BlackRock, Inc. is a parent holding company and is deemed to be the beneficial owner of 65,073,197 shares. BlackRock, Inc. has sole power to vote or to direct the vote of 65,073,197 shares and has sole power to dispose or to direct the disposition of 65,073,197 shares.

(2)	The number of shares reported includes 42,634,158 shares beneficially owned by Fidelity Management & Research Company, 296,095 shares beneficially owned by Fidelity Management Trust Company, 110,892 shares beneficially owned by Strategic Advisers, Inc., 1,030,540 shares beneficially owned by Pyramis Global Advisors, LLC, 2,983,000 shares beneficially owned by Pyramis Global Advisors Trust Company, 36,880 shares owned by Edward C. Johnson 3d, and 1,766,700 shares beneficially owned by FIL Limited. FMR LLC has sole power to vote or to direct the voting of 4,616,449 shares. FMR LLC has sole dispositive power over 48,858,265 shares. FMR believes that it and FIL Limited are not acting as a group for purposes of Section 13(d) under the Securities Exchange Act of 1934, but FMR made the filing as if it beneficially owns the shares of FIL Limited.

The following table sets forth, as of March 13, 2012, the amount of our common stock owned beneficially by each Director, each Director Nominee, each of the executive officers named in the Summary Compensation Table and all Directors, Director Nominees and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner or Number of Persons in Group	Sole Voting and Investment Power(1)	Shared Voting or Investment Power		Percent of Class
Alan M. Bennett	27,236			*
James R. Boyd	47,236			*
James S. Brown	475,743			*
Milton Carroll	20,271			*
Nance K. Dicciani	19,843			*
Murry S. Gerber	32,000			*
S. Malcolm Gillis	28,762			*
Abdallah S. Jum’ah	9,126			*
David J. Lesar	1,525,568	78,250	(2)	*
Robert A. Malone	14,843			*
J. Landis Martin	96,764			*
Mark A. McCollum	241,427			*
Lawrence J. Pope	254,161			*
Joe D. Rainey	217,871			*
Debra L. Reed	33,562	500	(3)	*
Shares owned by all current Directors, Director Nominees and executive officers as a group (20 persons)	3,765,641			*

*	Less than 1% of shares outstanding.

(1)

Included in the table are shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 13, 2012 for the following: Mr. Brown — 85,067; Mr. Lesar — 848,716; Mr. McCollum — 97,134; Mr. Pope — 83,834;

Mr. Rainey — 48,565 and five unnamed executive officers — 310,972. Until the options are exercised, these individuals will neither have voting nor investment power over the underlying shares of common stock but only have the right to acquire beneficial ownership of the shares through exercise of their respective options.

(2)	78,250 shares held by spouse.

(3)	Ms. Reed has shared voting and investment power over 500 shares held in her husband’s Individual Retirement Account.

CORPORATE GOVERNANCE

Our Board has long maintained a formal statement of its responsibilities and corporate governance guidelines to ensure effective governance in all areas of its responsibilities. Our corporate governance guidelines have been reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board. Our Board’s Corporate Governance Guidelines, as revised in March 2010, can be found on the Corporate Governance page of our website under Investors on www.halliburton.com and in Appendix A to this proxy statement.

Our Board also wants our stockholders to understand how the Board conducts its affairs in all areas of its responsibility. The full text of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees’ charters are available on our website.

On our website, we have posted our Code of Business Conduct, which applies to all of our employees and Directors and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. Any waivers to our code of ethics for our executive officers can only be made by our Audit Committee. There were no waivers of the code of ethics in 2011.

Our Board is charged with approving related persons transactions involving our Directors, executive officers or any nominees for Director and any greater than 5% stockholders and their immediate family members. We have adopted a policy governing related persons transactions. The types of transactions covered by this policy are transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which (1) we and our subsidiaries were or will be a participant, (2) the aggregate amount involved exceeds $120,000 in any calendar year, and (3) any related person had, has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10 percent beneficial ownership interest in, another entity). The Board will only approve related persons transactions when the Board determines such transactions are in our best interests or the best interests of our stockholders. In determining whether to approve or ratify a related person transaction, the Board will apply the following standards and such other standards it deems appropriate:

—	whether the related person transaction is on terms comparable to terms generally available with an unaffiliated third-party under the same or similar circumstances;
—	the benefits of the transaction to us;
—	the extent of the related person’s interest in the transaction; and
—	whether there are alternative sources for the subject matter of the transaction.

THE BOARD OF DIRECTORS AND

STANDING COMMITTEES OF DIRECTORS

The Board has standing Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees. Each of the standing committees are comprised of non-employee Directors, and in the business judgment of the Board, all of the non-employee Directors are independent. The Board has made the determination regarding the independence of non-employee Directors based on the independence standards set forth in our corporate governance guidelines.

Our independence standards, which meet the requirements of the New York Stock Exchange, or NYSE, provide that a Director will be considered independent if he or she:

—	has not been employed by us or our affiliates in the preceding three years and no member of the Director’s immediate family has been employed as one of our or our affiliates’ executive officers in the preceding three years;

—	has not received, and does not have an immediate family member that has received for service as one of our executive officers, within the preceding three years, during any twelve-month period, more than $120,000 in direct compensation from us, other than director’s fees, committee fees or pension or deferred compensation for prior service;
—	is not (A) a current partner or employee of our independent auditor, and (B) was not during the past three calendar years a partner or employee of our independent auditor and personally worked on our audit;
—	does not have an immediate family member who (A) is a current partner of our independent auditor, (B) is a current employee of our independent auditor who personally works on our audit, and (C) was during the past three calendar years, a partner or employee of our independent auditor and personally worked on our audit;
—	is not a current employee of one of our or our affiliates’ customers or suppliers and does not have an immediate family member who is a current executive officer of one of our or our affiliates’ customers or suppliers that made payments to, or received payments from, us or our affiliates in an amount which exceeds the greater of $1 million or 2% of our customer’s or supplier’s consolidated gross revenues within any of the preceding three years; and
—	has not been within the preceding three years part of an interlocking directorate in which our chief executive officer or another of our executive officers serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

There were no transactions, relationships or arrangements not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors. The definition of independence and compliance with this policy is periodically reviewed by the Nominating and Corporate Governance Committee.

During the last fiscal year, the Board met on 17 occasions, the Audit Committee met on 8 occasions, the Compensation Committee met on 5 occasions, the Health, Safety and Environment Committee met on 3 occasions, and the Nominating and Corporate Governance Committee met on 5 occasions. The non-employee Directors of the Board met in executive session, with no Halliburton personnel present, on 5 occasions. All members of the Board attended at least 75% of the total number of meetings of the Board and the committees on which he or she served during the last fiscal year. Our corporate governance guidelines provide that all Directors should attend our Annual Meeting. All of our Directors attended the 2011 Annual Meeting.

Our By-laws give the Board the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our Board of Directors has chosen to combine the roles of Chief Executive Officer and Chairman of the Board, which positions are held by Mr. Lesar. The Board believes that having Mr. Lesar fill both roles remains the best leadership structure for us at this time. Mr. Martin is our Lead Director. As Lead Director, he presides over the executive sessions of the non-employee Directors. Mr. Martin also reviews and approves the agenda items to be considered at meetings of the Board of Directors. Except for Mr. Lesar, the Board is composed of independent Directors. We had a practice of having key committees of the Board comprised of independent directors long before the enactment of the Sarbanes-Oxley Act of 2002 and the implementation of the NYSE Corporate Governance Rules mandating this. As a result, we have established, existing and independent processes for the effective oversight of critical issues entrusted to independent Directors, such as the integrity of our financial statements, CEO and senior management compensation, Board evaluation, and selection of Directors.

For the above reasons, the Board does not believe that a separation of the CEO and Chairman positions would provide any meaningful additional oversight. Moreover, the Board believes its current leadership structure positions us to achieve the optimal result for our stockholders. At the present time, the Board firmly believes that combining the offices contributes to a more efficient and effective Board. Because the CEO bears primary responsibility for managing our day-to-day business, the Board believes that Mr. Lesar is best suited to chair Board meetings and ensure that key business issues and stockholders’ interests are brought to the attention of the Board.

We have implemented an Enterprise Risk Management system to identify and analyze enterprise level risks and their potential impact on us. At least annually, our Senior Vice President and Treasurer, who heads our Risk Management Committee, reports to the Audit Committee of the Board of Directors on our policies with respect to risk assessment and risk management. Our executive officers are assigned responsibility for the various categories of risk, with the Chief Executive Officer being ultimately responsible to the Board of Directors for all risk categories. The responsibility of the Chief Executive Officer for all risk matters is consistent with his being primarily responsible for managing our day-to-day business.

To foster better communication with our stockholders, we established a process for stockholders to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE and the SEC. The methods of communication with the Board, which follow, include mail, a dedicated telephone number and an e-mail address.

Contact the Board

You may choose one of the options listed below to report complaints about our accounting, internal accounting controls or auditing matters to the Audit Committee, or other concerns to the Board.

—	Complaints relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
—	Other concerns will be referred to the Lead Director.
—	All complaints and concerns will be received and processed by our Director of Business Conduct.
—	Concerns may be reported anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:
¡	required or advisable in connection with any governmental investigation or report;
¡	in the interests of Halliburton, consistent with the goals of our Code of Business Conduct; or
¡	required or advisable in our legal defense of the matter.

Call	Write	E-mail
888.312.2692 or 770.613.6348	Board of Directors c/o Director of Business Conduct Halliburton Company P.O. Box 42806 Houston, Texas 77242-2806	BoardofDirectors@halliburton.com

Halliburton’s Director of Business Conduct, an employee, reviews all stockholder communications directed to the Audit Committee and the Board. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications and significant communications addressed to a named Director are promptly sent to the Director. Copies of all communications are available for review by any Director.

Information regarding these methods of communication is also on our website, www.halliburton.com, under “Corporate Governance.”

Members of the Committees of the Board of Directors

Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee
Alan M. Bennett*	James R. Boyd*	Nance K. Dicciani	Alan M. Bennett
James R. Boyd	Milton Carroll	S. Malcolm Gillis*	Milton Carroll
Nance K. Dicciani	Murry S. Gerber	Abdallah S. Jum’ah	Abdallah S. Jum’ah
Murry S. Gerber	Robert A. Malone	Robert A. Malone	J. Landis Martin
S. Malcolm Gillis	Debra L. Reed	J. Landis Martin	Debra L. Reed*

*	Chairperson

Audit Committee

Our Audit Committee consists of Directors who, in the business judgment of the Board, are independent under SEC regulations and the NYSE listing standards. In addition, in the business judgment of the Board, all five members of the Audit Committee, Alan M. Bennett, James R. Boyd, Nance K. Dicciani, Murry S. Gerber, and S. Malcolm Gillis, have accounting or related financial management experience required under the listing standards and have been designated by the Board as “audit committee financial experts”. The Audit Committee’s role is one of oversight, while our management is responsible for preparing financial statements. The independent public accounting firm appointed to audit our financial statements (the “principal independent public accountants”) is responsible for auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to our financial statements or any professional certification as to the principal independent public accountants’ work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

—	Recommending the appointment of the principal independent public accountants to the Board, and together with the Board, being responsible for the appointment, compensation, retention and oversight of the work of the principal independent public accountants;
—	Reviewing the scope of the principal independent public accountants’ examination and the scope of activities of the internal audit department;
—	Reviewing our financial policies and accounting systems and controls;
—	Reviewing audited financial statements and interim financial statements;
—	Preparing a report for inclusion in our proxy statement regarding the Audit Committee’s review of audited financial statements for the last fiscal year which includes a statement on whether it recommends that the Board include those financial statements in the Annual Report on Form 10-K;
—	Approving the services to be performed by the principal independent public accountants; and
—	Reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

The Audit Committee also reviews compliance with our Code of Business Conduct. The Audit Committee meets separately with the principal independent public accountants, internal auditors and management to discuss matters of concern, and to receive recommendations or suggestions for change and to exchange relevant views and information.

Compensation Committee

The primary function of the Compensation Committee is to ensure that our compensation program is effective in attracting, retaining and motivating key employees, that it reinforces business strategies and objectives for enhanced stockholder value and that the program is administered in a fair and equitable manner consistent with established policies and guidelines.

The Compensation Committee’s responsibilities include, but are not limited to:

—	Developing and approving an overall executive compensation philosophy, strategy and framework consistent with corporate objectives and stockholder interests;
—	Reviewing and discussing the annual Compensation Discussion and Analysis disclosure with executive management, and determining whether to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K;
—	Reviewing the evaluation of the CEO’s performance by the non-employee members of the Board and then, based upon such evaluation, making a recommendation to the non-employee members of the Board regarding the CEO’s compensation for the next year;
—	Specifically reviewing and approving all actions relating to compensation, promotion and employment-related arrangements (including severance arrangements) for specified officers of Halliburton, its subsidiaries and affiliates;

—	Establishing annual performance criteria and reward schedules under our Annual Performance Pay Plan (or any other similar or successor plans) and certifying the performance level achieved and reward payments at the end of each plan year;
—	Establishing performance criteria and award schedules under our Performance Unit Program (or any other similar or successor plans) and certifying the performance level achieved and award payments at the end of each performance cycle;
—	Approving any other incentive or bonus plans applicable to specified officers of Halliburton, its subsidiaries and affiliates;
—	Administering awards under our Stock and Incentive Plan and our Supplemental Executive Retirement Plan (or any other similar or successor plans);
—	Selecting an appropriate peer group or peer groups against which to measure our total executive compensation program;
—	Reviewing and approving or recommending to the Board, as appropriate, major changes to, and taking administrative actions associated with, any other forms of non-salary compensation under its purview;
—	Reviewing and approving the stock allocation budget among all employee groups of Halliburton, its subsidiaries and affiliates;
—	Periodically monitoring and reviewing overall compensation program design and practice to ensure continued competitiveness, appropriateness and alignment with established philosophies, strategies and guidelines;
—	Reviewing and approving appointments to the Administrative Committee which oversees the day-to-day administration of some of our non-qualified executive compensation plans;
—	Retaining persons having special competence (including consultants and other third-party service providers) as necessary to assist the Compensation Committee in fulfilling its responsibilities and maintaining the sole authority to retain and terminate these persons, including the authority to approve fees and other retention terms; and
—	Performing such other duties and functions as the Board may from time to time delegate.

Health, Safety and Environment Committee

The Health, Safety and Environment Committee’s responsibilities include, but are not limited to:

—	Reviewing and assessing our health, safety and environmental policies and practices and proposing modifications or additions as needed;
—	Overseeing the communication and implementation of these policies throughout Halliburton;
—	Reviewing annually the health, safety and environmental performance of our operating units and their compliance with applicable policies and legal requirements; and
—	Identifying, analyzing and advising the Board on health, safety and environmental trends and related emerging issues.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

—	Reviewing periodically the corporate governance guidelines adopted by the Board and recommending revisions to the guidelines as appropriate;
—	Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees. The Committee shall oversee the annual self-evaluations;
—	Reviewing and periodically updating the criteria for Board membership and evaluating the qualifications of each Director candidate against the criteria;
—	Assessing the appropriate mix of skills and characteristics required of Board members;
—	Identifying and screening candidates for Board membership;
—	Establishing procedures for stockholders to recommend individuals for consideration by the Committee as possible candidates for election to the Board;

—	Reviewing annually each Director’s continuation on the Board and recommending to the Board a slate of Director nominees for election at the Annual Meeting of Stockholders;
—	Recommending candidates to fill vacancies on the Board;
—	Reviewing periodically the status of each Director to assure compliance with the Board’s policy that at least two-thirds of Directors meet the definition of independent Director;
—	Reviewing the Board’s committee structure, and recommending to the Board for its approval Directors to serve as members and as Chairs of each committee;
—	Reviewing annually any stockholder proposals submitted for inclusion in our proxy statement and recommending to the Board any statements in response; and
—	Reviewing periodically our Director compensation practices, conducting studies and recommending changes, if any, to the Board.

Stockholder Nominations of Directors.  Stockholders may nominate Directors at an Annual Meeting of Stockholders in the manner provided in our By-laws. The By-laws provide that a stockholder entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Vice President and Corporate Secretary at the address set forth on page 1 of this proxy statement, and for the Annual Meeting of Stockholders in 2013, must be received at our principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2012 Annual Meeting of Stockholders, or no later than February 15, 2013 and no earlier than January 16, 2013. The notice shall set forth:

—	as to each person the stockholder proposes to nominate for election or reelection as a Director:
¡	the name, age, business address and residence address of the person;
¡	the principal occupation or employment of the person;
¡	the class and number of shares of our common stock that are beneficially owned by the person, including derivatives, hedged positions and other economic or voting interests;
¡	a statement whether the nominee intends to tender the advance resignation described in Section 4 of our By-laws;
¡	any undisclosed voting commitments or other arrangements with respect to the proposed nominee’s actions as a director;
¡

other arrangements or matters that would prevent the proposed nominee from being considered an independent director under our Corporate Governance Guidelines and applicable stock exchange listing standards; and

¡

all other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

—	as to the stockholder giving the notice:
¡	the name and record address of the stockholder; and
¡	the class and number of shares of our common stock that are beneficially owned by the stockholder, including derivatives, hedged positions and other economic or voting interests; and
—	information as to any material relationships, including financial transactions and compensation, between the stockholder and the proposed nominee.

The proposed nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Qualifications of Directors.  Candidates nominated for election or reelection to the Board should possess the following qualifications:

—	Personal characteristics:
¡	highest personal and professional ethics, integrity and values;
¡	an inquiring and independent mind;
¡	practical wisdom and mature judgment;
—	Broad training and experience at the policy-making level in business, government, education or technology;
—	Expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained;
—	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership;
—	Commitment to serve on the Board for several years to develop knowledge about our principal operations;
—	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and
—	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to us and our stockholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria. In selecting Director nominees, the Board first considers the personal characteristics and business experience criteria as set forth in our Corporate Governance Guidelines. We also identify nominees based on our specific needs and the needs of our Board at the time a nominee is sought. We value all types of diversity, including diversity of our Board of Directors. In evaluating the overall mix of qualifications for a potential nominee, the Board also takes into account overall Board diversity in personal background, race, gender, age and nationality.

Process for the Selection of New Directors.  The Board is responsible for filling vacancies on the Board. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, our management, and stockholders. The Committee may retain an independent executive search firm to identify and/or assist in evaluating candidates for consideration. The Committee retained the executive search firm, Spencer Stuart, who conducted a director search and identified Murry S. Gerber. Mr. Gerber was placed on the Board on January 10, 2012. A stockholder who wishes to recommend a prospective candidate should notify our Vice President and Corporate Secretary.

When the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines whether it will carry out a full evaluation of the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate, and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed above. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. Such an interview would be carried out by one or more members of the Committee and others as appropriate. Once the evaluation and interview are completed, the Committee recommends to the Board which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION OBJECTIVES

Our executive compensation program is designed to achieve the following objectives:

—	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
—	Emphasize operating performance drivers;
—	Link executive pay to measures that drive stockholder value;
—	Support our business strategies; and
—	Maximize the return on our human resource investment.

These objectives serve to assure our long-term success and are built on the following compensation principles:

—	Executive compensation is managed from a total compensation perspective (i.e., base salary, short- and long-term incentives and retirement are reviewed altogether).
—	Consideration is also given to each component of the total compensation package in order to provide our Named Executive Officers, or NEOs, with competitive, market-driven compensation opportunities.
—	All elements of compensation are compared to the total compensation packages of a comparator peer group that includes both competitors and general industry that reflect the markets in which we compete for business and people.

Executive Compensation Procedures

Our compensation procedures guide the actions taken by the Compensation Committee, or Committee. This ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter. The Committee reviews and approves total compensation annually, which includes:

—	Selecting and engaging an external, independent consultant;
—	Identifying the comparator peer group companies;
—	Reviewing market data on benchmark positions; and
—	Reviewing performance results against operating plans and our comparator peer group.

These procedures set the platform for the final determination of total compensation for our NEOs.

Our internal stock nomination process under the Halliburton Company Stock and Incentive Plan ensures that all award grant dates are prospective and not retroactive. For NEOs, the grant date is the day the Committee determines annual compensation actions, generally in December of each year. However, awards may be approved by the Committee throughout the year as they determine, such as for retention or performance purposes. Exercise prices are set at the closing stock price on the date of the approved grant. Actual stock grants authorized for NEOs in 2011 are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2011 and Outstanding Equity Awards at Fiscal Year End 2011 tables.

Role of the CEO in Setting Compensation

The CEO does not provide recommendations concerning his own total compensation. Neither he nor other members of our management are present when the CEO’s total compensation is discussed by the Committee. The Committee discusses the elements of his total compensation in executive session and makes a recommendation to all of the non-employee members of the Board for discussion and final approval.

The CEO does assist the Committee in setting executive compensation for the other NEOs. The CEO along with the independent, external consultant to the Committee, are guided by our compensation principles. They also consider current business conditions and make the following recommendations to the Committee:

—	Base salary increases, taking into account comparator peer group data, and the NEO’s individual performance and role within the company.
—	Performance measures, target goals, and award schedules for short-term incentive opportunities under our performance pay plan with performance targets being set relative to the projected business cycle and business plan.
—	Long-term incentive awards made under the Halliburton Company Stock and Incentive Plan, including developing and providing specific recommendations to the Committee on the aggregate number and types of shares to be awarded annually, reviewing the rationale and guidelines for annual stock awards, and recommending changes to the grant types, when appropriate.
—	Discretionary retirement awards, as awarded under the Halliburton Company Supplemental Executive Retirement Plan, which are calculated by an external actuary.

Use of Independent Consultants and Advisors

The Committee engaged Pearl Meyer & Partners, or PM&P, as its independent, external compensation consultant during 2011. PM&P provides only executive compensation consulting services for the Committee and does not provide any other services to us. The primary responsibilities of the independent, external compensation consultant are to:

—	Provide the Committee with independent and objective market data;
—	Conduct compensation analysis;
—	Recommend potential changes to the comparator peer group;
—	Recommend plan design changes;
—	Advise on risks associated with compensation plans; and
—	Review and advise on pay programs and pay levels.

These services are provided as requested by the Committee throughout the year.

Executive Compensation Benchmarking

The companies comprising the comparator peer group are selected based on the following considerations:

—	Market capitalization;
—	Revenue and number of employees;
—	Scope in terms of global impact and reach; and
—	Industry affiliation.

Industry affiliation includes companies that are involved in the oil and natural gas and energy services industries. The comparator peer group is reviewed annually by the Committee to ensure relevance, with data provided to the Committee by the independent, external consultant. The Committee targets between twenty and twenty-five companies for its comparator peer group.

Comparator Peer Group

The 2011 comparator peer group was composed of specific peer companies within the energy industry as well as selected companies representing general industry. This peer group was utilized to determine market levels of total compensation for the 2011 calendar year.

Changes were made to the comparator peer group from the prior year. Smith International, Inc. was removed for 2011 because it was acquired by another public company. To ensure an appropriate number of companies are in our comparator peer group, Caterpillar Inc. was added for 2011. Caterpillar Inc. was added as a general industry peer due to its revenue scope and market capitalization.

The comparator peer group used for our 2011 compensation review includes the following companies:

— 3M Company	— Honeywell International Inc.
— Anadarko Petroleum Corporation	— Johnson Controls, Inc.
— Apache Corporation	— Murphy Oil Corporation
— Baker Hughes Incorporated	— National Oilwell Varco, Inc.
— Caterpillar Inc.	— Occidental Petroleum Corporation
— Deere and Company	— Raytheon Co.
— Devon Energy Corporation	— Schlumberger Ltd.
— Emerson Electric Co.	— Transocean Ltd.
— Fluor	— Weatherford International, Ltd.
— Hess Corporation	— The Williams Companies, Inc.

A slightly different comparator peer group is utilized for the 2011 cycle Performance Unit Program and is described in the Long-term Incentives: Performance Units section.

Role of Market Data

The market data is size adjusted as necessary by revenue so that it is comparable with our trailing twelve month revenue. We size adjust the total compensation benchmarking data because of variances in market capitalization and revenue size among the companies comprising our comparator peer group. These adjusted values are used as the basis of comparison of compensation between our executives and those of the comparator peer group.

Total executive compensation for each NEO is structured to target market competitive pay levels at the 50th percentile in base pay and short- and long-term incentive opportunities, as defined in our Executive Compensation Strategy. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our comparator peer group depending on performance.

A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards, including the Black-Scholes model used to value stock option grants.

The independent, external consultant gathers and performs an analysis of market data to determine how each element of our total compensation for our NEOs compares to that of our comparator peer group and advises the Committee on the market data and its results.

INTEGRATION OF COMPENSATION COMPONENTS, PLAN DESIGN, AND DECISION-MAKING FACTORS

The Committee considers all elements of the executive compensation package for each NEO for the upcoming year in December. The Committee receives historical and prospective breakdowns of the total compensation components for each NEO as follows:

—	Individual two-year total compensation history, which includes base salary, short- and long-term incentives, and other benefits and perquisites;
—	Total company-awarded stock position, including vested and unvested awards; and

•	Detailed supplemental retirement award calculations.

Along with historical and prospective breakdowns, a competitive analysis is prepared by the independent, external consultant for each NEO, comparing each of their individual components of compensation as well as total compensation to that of the comparator peer group. This competitive analysis consists of market data comparing each of the pay elements at the 25th, 50th and 75th percentiles of the comparator peer group to current compensation for each of the NEOs.

The Committee also reviews the results of the advisory vote on executive compensation held at the prior year’s annual meeting and considers those results, along with many other factors, when evaluating our executive compensation program. Because our stockholders approved the compensation paid to our executives as described in the 2011 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, and because the Committee believes that our compensation program aligns our executive compensation structure with our stockholders’ interests and current market practices, the Committee did not implement any changes to our executive compensation program for 2012.

In making compensation decisions, each of the following compensation elements is reviewed separately and collectively:

—	Base salary;
—	Short-term (annual) incentives;
—	Long-term incentives;
—	Supplemental executive retirement benefits; and
—	Other benefits, including perquisites and broad-based benefits such as health and welfare benefits.

Of these elements, all but base salary and certain health and welfare benefits are variable and at risk of forfeiture. The Committee uses base salary as the primary reference point for determining the target value and actual value of each of the above elements of compensation, individually and in the aggregate, for each NEO. This assists the Committee in confirming that our compensation package for NEOs is appropriate and competitive to our comparator peer group.

The Committee then considers the following subjectively when making final compensation determinations:

—	How compensation elements serve to appropriately motivate and reward each NEO;
—	Competitively positioning each NEO’s total compensation to retain their services;
—	Individual NEO performance in reaching financial and operational objectives;
—	Sustained levels of performance, future potential, time in position, and years of service; and
—	Other factors including operational or functional goals as the Committee determines are appropriate.

These factors are considered on an unweighted basis in making final pay decisions and to ensure internal equity among positions having similar scope and responsibility.

After considering these factors, the Committee then sets the final compensation opportunity for each NEO so that their actual total compensation is consistent with our Executive Compensation Philosophy of paying at the 50th percentile or higher for those years of superior performance and paying below the 50th percentile when performance does not meet competitive standards.

The procedures used to set compensation for each of the NEOs are the same. Variations do exist in the amounts of compensation among the NEOs as a result of each NEO’s position and corresponding scope of responsibility, individual performance, length of time in the role and differences in the competitive market pay levels for positions in the comparator peer group.

Generally, in years when we achieve financial results substantially above or below expectations, actual compensation may fall outside the initial targets established by the Committee. These situations can occur, for example, as a result of industry-wide factors such as changes in demand for services.

Determination of CEO and NEO Target Total Compensation

When determining the base salary and stock awards for Mr. Lesar, the Committee takes into consideration competitive market pay levels for the CEOs within the comparator peer group. They also consider Mr. Lesar’s accomplishments in the areas of business development and expansion, management succession, development and retention of management, and the achievement of financial and operational objectives.

Each year, Mr. Lesar and the members of the Board agree upon a set of objectives based on the categories listed in our corporate governance guidelines which include:

—	Leadership and vision;
—	Integrity;
—	Keeping the Board informed on matters affecting Halliburton and its operating units;
—	Performance of the business;
—	Development and implementation of initiatives to provide long-term economic benefit to Halliburton;
—	Accomplishment of strategic objectives; and
—	Development of management.

The Board determined that Mr. Lesar met these objectives in 2011 through the following achievements:

—	Halliburton and its business units achieved superior relative performance against competitors on revenue, margins and Return on Capital Employed (performance of the business);
—	Visibly led the organization through the business cycle through effective stakeholder communication, high visibility with employees, and increased customer interface (leadership and vision);
—	Continued international diversification, capitalized on strategic merger and acquisition opportunities, and developed relationships with key customers (accomplishment of strategic objectives and development and implementation of initiatives to provide long-term economic benefit to Halliburton);
—	Maintained unwavering commitment to our Health, Safety and Environment program and ensured that all employees and other key stakeholders understand that an incident-free workplace is achievable and must be driven by leadership and teamwork of our employees (performance of the business and leadership and vision);
—	Continued to expose management to the Board, enhanced entire management/employee succession process and focused senior management on talent development initiatives (development of management); and
—	Continued to act in a role model capacity as it relates to ethical behavior and communicated regularly with the members of the Board providing status reports and notification of issues of immediate concern (integrity and keeping the Board informed on matters affecting Halliburton and its operating units).

The Committee considers Mr. Lesar’s performance evaluation when determining his total compensation, including base salary and short- and long-term incentives, including stock awards.

Other NEO target total compensation is determined similarly to that of the CEO. Actual total compensation, including base salary, stock awards and short- and long-term incentives, for each of our NEOs was targeted to the 50th percentile pay levels of peer positions for 2011.

Base Salary

The Committee targets base salaries at the median of the comparator group in an effort to control fixed costs and to reward for performance in excess of the median through variable components of pay.

In evaluating market comparisons in setting base salary, the Committee also considers the following factors:

—	Level of responsibility;
—	Experience in current role and equitable compensation relationships among internal peers;
—	Performance and leadership; and
—	External factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

Base pay amounts for the NEOs are listed in the Summary Compensation Table. For 2011:

—	Mr. Lesar did not receive a salary increase for 2011 as his base salary was already aligned with the 50th percentile of our comparator peer group.
—	Mr. McCollum received an 8.7% increase in January 2011 to align his base salary with the 50th percentile of our comparator peer group.
—	Mr. Brown received a 14.4% increase in January 2011 to align his base salary with the 50th percentile of our comparator peer group.
—	Mr. Pope received a 33.8% increase in January 2011 in recognition of his increased scope of responsibilities with the addition of our Supply Chain operations to his areas of responsibility and to align his base salary with the 50th percentile of our comparator peer group.
—	Mr. Rainey received a 28.6% increase in January 2011 in recognition of his promotion to President of our Eastern Hemisphere operations and to bring his base salary closer to the 50th percentile of our comparator peer group.

No specific formula is applied to determine the weight of each factor. Salary reviews are conducted annually to evaluate each executive; however, individual salaries are not necessarily adjusted each year.

Short-term (Annual) Incentives

The Committee established the Annual Performance Pay Plan to:

—	Reward executives and other key members of management for improving financial results that drive the creation of economic value for our stockholders; and
—	Provide a means to connect individual cash compensation directly to our performance.

The Annual Performance Pay Plan provides for performance awards in accordance with the terms of the Halliburton Company Stock and Incentive Program.

The Annual Performance Pay Plan provides an incentive to our NEOs to achieve the business objective of generating more earnings than normally expected by the investors who have provided us with capital to grow our business. We measure achievement of this objective using Cash Value Added, or CVA.

CVA is a financial measurement that demonstrates the amount of economic value added to our business. The formula for calculating CVA is as follows:

Operating Income
+ Interest Income
+ Foreign Currency Gains (Losses)
+ Other Nonoperating Income (Expense), Net

=	Net Operating Profit
– Income Taxes

=	Net Operating Profit After Taxes

Net Invested Capital
x Weighted Average Cost of Capital

=	Capital Charge

Cash Value Added (CVA) = Net Operating Profit After Taxes – Capital Charge

Net Operating Profit After Taxes equals the sum of operating income plus interest income plus foreign currency gains (losses) plus other nonoperating income (expense), reduced by our expected income tax expense.

Capital Charge equals total assets (excluding deferred income tax assets) less total liabilities (excluding debt and deferred income tax liabilities) multiplied by a weighted average cost of capital percentage.

Cash Value Added is computed monthly and accumulated throughout the calendar year. Adjustments in the calculation of the CVA payout may, at times, be approved by the Committee and can include the treatment of unusual items that may have impacted our actual results.

When determining actual CVA performance, we typically apply a planned income tax rate (which may exclude large, non-recurring drivers of our effective income tax rate) and weighted average cost of capital percentage.

At the beginning of each plan year, the Committee approves an incentive award schedule that equates given levels of CVA performance with varying reward opportunities paid in cash. The performance goals range from “Threshold” to “Target” to “Maximum.” Threshold reflects the minimum CVA performance level which must be achieved in order for awards to be earned and Maximum reflects the maximum level that can be earned.

These goals are based on our annual operating plan, as reviewed and approved by our Board, and are set at levels believed to be sufficient to meet or exceed stockholder expectations of our performance, as well as expectations of the relative performance of our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty in achieving these goals.

The Committee set the 2011 performance goals for the NEOs based on company-wide consolidated CVA results. Threshold CVA was based on 90% of planned operating income, Target CVA on 100% of planned operating income and Maximum CVA on 110% of planned operating income. The CVA targets for 2011 were $709 million at Threshold, $968 million at Target and $1,213 million at Maximum. Actual CVA for 2011 was $1,412 million.

Individual incentive award opportunities are established as a percentage of base salary at the beginning of the plan year. The maximum amount a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual CVA performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year.

The Committee set the NEOs’ opportunities under the plan as follows:

NEO	Threshold Opportunity	Target Opportunity	Maximum Opportunity
Mr. Lesar	48%	120%	240%
Mr. McCollum	34%	85%	170%
Mr. Brown	34%	85%	170%
Mr. Pope	30%	75%	150%
Mr. Rainey	34%	85%	170%

Threshold, Target, and Maximum opportunity dollar amounts can be found in the Grants of Plan-Based Awards in Fiscal 2011 table. The earned awards for each NEO are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

Over the past ten years, the performance pay plans achieved Maximum performance levels six times, achieved Target performance level two times, and fell short of the Threshold performance level two times.

Long-term Incentives

The Committee established the Stock and Incentive Plan to achieve the following objectives:

—	Reward consistent achievement of value creation and operating performance goals;
—	Align management with stockholder interests; and
—	Encourage long-term perspectives and commitment.

Our Stock and Incentive Plan provides for a variety of cash and stock-based awards, including nonqualified and incentive stock options, restricted stock and units, performance shares and units, stock appreciation rights, and stock value equivalents, also known as phantom stock. Under the Stock and Incentive Plan, the Committee may, at its discretion, select from among these types of awards to establish individual long-term incentive awards.

Long-term incentives represent the largest component of total executive compensation opportunity. We believe this is appropriate given our principle that executive pay should be closely tied to stockholder interests and is at-risk based on performance.

For 2011, we used a combination of long-term incentive vehicles, including time-based restricted stock or restricted stock units, performance units, and nonqualified stock options. Except where there is a distinction to make between restricted stock and restricted stock units, this Compensation Discussion and Analysis refers to both restricted stock and restricted stock units as “restricted stock”. Operations-based incentives in the form of performance units targeted 40% of the long-term incentive value, another 40% was delivered through restricted stock and the remaining 20% was delivered in stock options.

Granting a mix of incentives allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to maintaining an incentive to meet performance goals. Stock options and restricted stock are directly tied to our stock price performance and, therefore, directly to stockholder value. Additionally, restricted stock provides a significant retention incentive while the Performance Unit Program shifts the focus to improving long-term returns on capital employed, as measured in relation to the comparator peer group.

In determining the size of long-term incentive awards, the Committee first considers market data references to the long-term incentive value for comparable positions and then may adjust the awards upwards or downwards based on the Committee’s review of internal equity. This can result in positions of similar magnitude and pay receiving awards of varying size. The 2011 long-term incentive awards for each NEO were based primarily on market data.

Restricted Stock and Stock Options

Our restricted stock and stock option awards are granted under the Stock and Incentive Plan and the individual awards for each NEO made in 2011 were approved by the Committee and are listed in the Grants of Plan-Based Awards in Fiscal 2011 table.

Restricted stock grants are generally subject to a graded vesting schedule of 20% over 5 years. However, different vesting schedules may be utilized at the discretion of the Committee. Shares of restricted stock receive dividend or dividend equivalent payments. Restricted stock units do not receive dividend or dividend equivalent payments.

Stock option awards vest over a three-year graded vesting period with 33 1/3% of the grant vesting each year. All options are priced at the closing stock price on the date the grant is approved by the Committee.

The stock and option award columns in the Summary Compensation Table reflect the aggregate grant date fair value of the restricted stock and option awards for each NEO.

Performance Units

The Performance Unit Program was designed to provide NEOs and other selected executives with incentive opportunities based on the level of achievement of pre-established performance objectives during three-year performance periods. The purpose of the program is to reinforce our objectives for sustained long-term performance and value creation. It is also intended to reinforce strategic planning processes, balance short- and long-term decision making and help provide competitive total compensation opportunities.

The program measures our consolidated Return on Capital Employed, or ROCE, compared to both absolute goals and relative goals, as measured by the results achieved by our comparator peer group companies. The three-year performance period aligns the program’s measures with the business cycles of Halliburton and our comparator peer group.

ROCE indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The calculation is as follows:

ROCE=	Net income + after-tax interest expense
(Return on Capital Employed)	Shareholders’ equity (average of beginning and end of period) + Debt (average of beginning and end of period)

The comparator peer group used for the Performance Unit Program is comprised of oilfield equipment and service companies and domestic and international exploration and production companies. We use this comparator peer group for the Performance Unit Program because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate basis for measuring our relative performance against the industry.

The comparator peer group for the 2011 cycle Performance Unit Program includes:

— Anadarko Petroleum Corporation	— Murphy Oil Corporation
— Apache Corporation	— Nabors Industries Ltd.
— Baker Hughes Incorporated	— National Oilwell Varco, Inc.
— Cameron International Corporation	— Schlumberger Ltd.
— Chesapeake Energy Corporation	— Transocean Ltd.
— Devon Energy Corporation	— Weatherford International, Ltd.
— Hess Corporation	— The Williams Companies, Inc.
— Marathon Oil Corporation

The program allows for rewards to be paid in cash, stock or a combination of cash and stock. The first cycle began in 2001. Since that time the program has achieved slightly below target for the 2001 cycle, at target for the 2002 cycle, between target and maximum for the 2003 cycle, at maximum for the 2004, 2005, 2006, and 2007 cycles, and between target and maximum for the 2008 and 2009 cycles.

2009 cycle Performance Unit Program Payout for NEOs

The 2009 cycle of the Performance Unit Program ended on December 31, 2011. A three-year average ROCE on an absolute basis between 15% and 20% was required to achieve the Target level and performance relative to the comparator peer group above the 75th percentile was required to achieve the Maximum level. Our three-year average ROCE for the 2009 cycle in absolute terms was 16.54%. The three-year average ROCE for the comparator group was 8.85% at the 75th percentile. Both absolute and relative performance measures are established at the beginning of each cycle and approved by the Committee. Because the results for this cycle were at the Target level on absolute measures and in excess of the Maximum level on measures relative to our comparator peer group, the NEOs received payments in 2012 of the amounts presented in the column, Non-Equity Incentive Plan Compensation in the Summary Compensation Table. These amounts are also discussed in the narrative following the Summary Compensation Table for all NEOs.

Our 2009 ROCE calculation was adjusted to exclude the impact of the issuance of senior notes totaling $2 billion during the first quarter of 2009. We borrowed this amount in order to provide additional liquidity in light of the worldwide financial and credit crisis. Because this borrowing was not contemplated when the performance targets were set at the beginning of the cycle, the Committee determined that the adjustment was appropriate in approving rewards for the 2009 cycle. If the impact of the issuance of senior notes totaling $2 billion during the first quarter of 2009 had not been excluded from the calculation, our ROCE would have been 14.96%, which would have resulted in payments 16.67% less than the payments made.

BJ Services Company and Smith International, Inc. were part of the comparator peer group for the 2009 cycle Performance Unit Program. Both of these entities were acquired by other companies during 2010. In calculating the three-year average ROCE for the comparator group, the stand-alone results for these two companies were included in the 2009 ROCE calculation, but were excluded from the 2010 and 2011 calculations because they were consolidated into Baker Hughes Incorporated and Schlumberger Ltd., respectively.

2011 cycle Performance Unit Program Opportunities for NEOs

Individual incentive opportunities are established based on market references and in accordance with our practice of granting a mix of long-term incentive vehicles. The Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards in the Grants of Plan-Based Awards in Fiscal 2011 table indicate the potential payout for each NEO under the Performance Unit Program for the 2011 cycle. The potential payouts are performance driven and completely at risk.

Opportunity levels were determined based upon market data of our comparator peer group and the NEO’s role within the organization. Actual payout amounts, if any, will not be known until after December 31, 2013.

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service.

The material factors and guidelines considered in making an allocation include:

—	Retirement benefits provided, both qualified and nonqualified;
—	Current compensation;
—	Length of service; and
—	Years of service to normal retirement.

The calculation takes into account the following variables:

—	Base salary;

—	Years of service;
—	Age;
—	Employer portion of qualified plan savings;
—	Age 65 value of any defined benefit plan; and
—	Existing nonqualified plan balances and any other retirement plans.

Several assumptions are made annually, which include a base pay increase percentage, qualified and nonqualified plan contributions and investment earnings, and an annuity rate. These factors are reviewed and approved annually by the Committee in advance of calculating any awards.

To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all company retirement sources to produce an annual retirement benefit of 75% of final base pay. Company retirement sources include any qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions may be made annually through the SERP to bring the total benefit up to the targeted level.

To illustrate, assume $7.9 million is needed at age 65 to produce an annual retirement benefit equal to 75% of final base pay. The participant is projected to have $2.1 million in his qualified benefit plans at retirement and $3.0 million in his nonqualified retirement plans at retirement. Since the total of these two sources is $5.1 million, a shortfall of $2.8 million results. This is the amount needed to achieve the 75% pay replacement objective. Such shortfall may be offset through annual contributions to the SERP.

Participation in the SERP is limited to the direct reports of the CEO and other selected executives as recommended by the CEO and approved by the Committee at their discretion.

Allocations are made annually for each NEO who participates in the SERP, as approved by the Committee. However, participation one year does not guarantee future participation. The average annual amounts allocated over the history of participation are as follows: Mr. Lesar: $265,445; Mr. McCollum: $132,111; Mr. Brown: $356,000; Mr. Pope: $104,000; and Mr. Rainey: $220,000.

In 2011, the Committee authorized retirement allocations under the SERP to all NEOs as listed in the 2011 Nonqualified Deferred Compensation table and also included in the All Other Compensation column in the Summary Compensation Table.

Messrs. Lesar and Rainey are fully vested in their respective account balances. Balances earn interest at an annual rate of 5%. Beginning in 2005 and continuing through 2008, the SERP required executives to have participated in the plan for five or more consecutive years in order for those contributions to vest. Messrs. Brown and Pope began participating in the SERP in 2008 and as a result, they are not fully vested in the awards made in 2008. In 2009, the Committee approved a change to the vesting schedule of the SERP for awards made in 2009 and in future years. The new vesting schedule requires participants to be at least 55 years of age with 10 years of service with us or meet the Rule of 70 (age plus years of service equal 70 or more). This change was made to increase the retentive value of the plan. Messrs. McCollum and Pope do not meet the vesting requirements for awards made in 2009, 2010, and 2011.

OTHER EXECUTIVE BENEFITS AND POLICIES

Retirement and Savings Plan

All NEOs participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contributions included in the Supplemental Table: All Other Compensation detail the amounts contributed by us on behalf of each NEO under the plan.

Elective Deferral Plan

All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation in order to help meet retirement and other future income needs.

The Elective Deferral Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Pre-tax deferrals of up to 75% of base salary and/or eligible incentive compensation are allowed each calendar year. Gains or losses are credited based upon the participant’s election from among four benchmark investment choices with varying degrees of risk.

In 2011, Messrs. Brown and Rainey participated in this plan by deferring a percentage of their compensation. Mr. Lesar has an account balance from participation in prior years. Messrs. McCollum and Pope are not participants in the plan. Further details can be found in the 2011 Nonqualified Deferred Compensation table.

Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations imposed under the Internal Revenue Code or due to participation in other plans we sponsor. It also serves to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code.

In 2011, all NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2011 Nonqualified Deferred Compensation table.

Defined Benefit Pension Plans

None of our NEOs participated in any defined benefit pension plans as we no longer offer these types of plans to our U.S. employees. Also, the NEOs are not participants in any previously offered pension plans, which are now also frozen.

Perquisites

Health care and insurance coverage for our NEOs is the same as that provided to all active employees. In addition, we provide our NEOs and other highly compensated employees a physical examination benefit to be voluntarily utilized on an annual basis.

Country club memberships are limited and provided on an as-needed basis for business purposes only. Messrs. Brown and Rainey had club memberships in 2011.

We do not provide cars or car allowances. However, for security purposes and to allow for the efficient use of Mr. Lesar’s time, a company-leased car and part-time driver are provided for Mr. Lesar for the primary purpose of commuting to and from work while he is in Dubai and Houston.

A taxable benefit for executive financial planning is provided with the amount dependent on the NEO’s level within the company. This benefit does not include tax return preparation. It is paid, only if used, on a reimbursable basis.

We also provided for security assessments and measures at the personal residences of Messrs. Lesar, McCollum and Pope during 2011.

At the direction of the Board, Mr. Lesar, his spouse and children use company aircraft for all travel. Other than Mr. Lesar, no other NEO used company aircraft for personal use in 2011. Spouses are allowed to travel on select business trips.

In 2007, Mr. Lesar relocated to Dubai and became an expatriate under our business practice regarding long-term expatriate assignments. In 2011, Mr. Lesar continued to waive his right to all assignment allowances provided under the terms of our business practice.

Mr. Rainey is also an expatriate under our long-term expatriate business practice and as such receives certain assignment allowances including a goods and services differential and host country housing and utilities.

A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by ORC Worldwide, a third-party consultant. As part of his expatriate assignment, Mr. Rainey also participates in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country. Specific amounts associated with his expatriate assignment can be found in the Supplemental Table: All Other Compensation following the Summary Compensation Table.

Specific amounts for the above mentioned perquisites are detailed for each NEO in the Supplemental Table: All Other Compensation immediately following the Summary Compensation Table.

Clawback Policy

We have a clawback policy that will seek to recoup incentive compensation in all appropriate cases paid to, awarded, or credited for the benefit of a NEO if:

—	The amount of incentive compensation was calculated on the achievement of financial results that were subsequently reduced due to a restatement of our financial results;
—	The NEO engaged in fraudulent conduct that caused the need for the restatement; and
—	The amount of incentive compensation that would have been awarded or paid to the NEO, had our financial results been properly reported, would have been lower than the amount actually paid or awarded.

Any NEO who receives incentive compensation based on the achievement of financial results that are subsequently the subject of a restatement will not be subject to recoupment unless the NEO personally participates in the fraudulent conduct.

Stock Ownership Requirements

In September 2010, the Committee adopted stock ownership requirements for specified officers, which include all the NEOs, to further align their interests with our stockholders.

As a result, Mr. Lesar is required to own Halliburton common stock in an amount equal to or in excess of six times his annual base salary. The other NEOs are required to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary. The Committee reviews their holdings, which include restricted shares, exercised options, and all other Halliburton common stock personally held by the NEO, at each December meeting. Each NEO has five years to meet the requirements, measured from the later of the date the requirements were adopted by the Committee or the date he first becomes an executive officer.

As of December 31, 2011, all NEOs meet the requirements.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

Termination events that trigger payments and benefits include normal or early retirement, change-in-control, cause, death, disability, and voluntary termination. Post-termination payments may include severance, accelerated vesting of restricted stock and stock options, maximum payments under cash-based short- and long-

term incentive plans, nonqualified account balances, and health benefits, among others. The Post-Termination Payment tables in this proxy statement indicate the impact of various termination events on each element of compensation for the NEOs.

IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid to the CEO or any of the four other most highly compensated officers to the extent the compensation exceeds $1 million in any year. Qualifying performance-based compensation is not subject to this limit if certain requirements are met.

Our policy is to utilize available tax deductions whenever appropriate and consistent with our compensation philosophy. When designing and implementing executive compensation programs, we consider all relevant factors, including tax deductibility of compensation. Accordingly, we have attempted to preserve the federal tax deductibility of compensation in excess of $1 million a year to the extent doing so is consistent with our executive compensation objectives; however, we may from time to time pay compensation to our executives that may not be fully deductible.

Our Stock and Incentive Plan enables qualification of stock options, stock appreciation rights, and performance share awards as well as short- and long-term cash performance plans under Section 162(m).

To the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the CEO and CFO where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of restatement. When and where applicable, we will seek to recover any amount determined to have been inappropriately received by the CEO and CFO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Halliburton Company is responsible for establishing and maintaining competitive executive compensation programs that enable Halliburton to attract, retain and motivate high caliber executives who can considerably impact stockholder value. We also ensure that such programs are administered in a fair and equitable manner consistent with established policies and procedures.

Pursuant to our Charter, we are generally responsible for establishing the Company’s overall compensation philosophy and objectives and are specifically responsible for reviewing, approving and monitoring compensation strategies, plan design, guidelines, and practices as they relate to the named executive officers of the Company.

Our Committee consists entirely of independent, non-employee Directors appointed annually by the full Board. The composition of our Committee is reviewed annually to provide for adequate and reasonable rotation of members and to ensure that each member meets the criteria set forth in applicable Securities and Exchange Commission, New York Stock Exchange and Internal Revenue Code rules and regulations. Executive sessions, without members of Company management present, are regularly held. In addition, we invite all non-employee Board members to attend and participate in all our committee meetings; however, non-committee members are not entitled to vote.

We meet no less than four scheduled times per year and follow a pre-established calendar of actions. This calendar guides our Committee Chairperson, who coordinates with Halliburton’s Chief Executive Officer and executive compensation staff, in establishing the agenda for each meeting.

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James R. Boyd

Milton Carroll

Robert A. Malone

Debra L. Reed

SUMMARY COMPENSATION TABLE

The following tables set forth information regarding the CEO, CFO, and our three other most highly compensated executive officers as of the fiscal year ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
David J. Lesar	2011	1,430,000	0	3,912,700	1,719,828	7,182,000	189,120	1,405,730	15,839,378
Chairman of the Board, President	2010	1,358,500	0	3,773,997	1,475,258	6,838,800	104,227	1,343,134	14,893,916
and Chief Executive Officer	2009	1,328,708	0	3,081,750	1,649,027	5,000,000	111,256	1,263,925	12,434,666
Mark A. McCollum	2011	652,000	0	917,706	402,384	2,233,400	21,526	423,148	4,650,164
Executive Vice President and	2010	600,000	0	979,750	383,840	1,762,500	8,411	358,647	4,093,148
Chief Financial Officer	2009	577,500	0	974,420	521,421	581,000	4,393	316,067	2,974,801
James S. Brown	2011	629,000	0	6,205,842	529,644	2,100,550	29,312	709,566	10,203,914
President — Western Hemisphere	2010	550,000	0	913,127	356,521	1,263,750	39,954	565,148	3,688,500
	2009	529,375	0	1,094,755	585,636	570,000	16,663	516,586	3,313,015
Lawrence J. Pope	2011	535,000	0	2,557,483	342,996	1,252,500	6,305	272,602	4,966,886
Executive Vice President — Administration and Chief Human Resources Officer
Joe D. Rainey	2011	450,000	0	2,984,323	529,644	1,008,750	51,693	800,818	5,825,228
President — Eastern Hemisphere

Salary. The amounts represented in the Salary column are attributable to annual salary earned by each NEO. Information related to salary increases in 2011 is discussed in the Compensation Discussion and Analysis under Base Salary. As noted in the Compensation Discussion and Analysis, Mr. Lesar did not receive a base salary increase for 2011. The difference in salary amounts shown in the Summary Compensation Table for 2010 and 2011 is the result of restoring Mr. Lesar’s base salary on July 1, 2010 to the level it was prior to him taking voluntary 5% salary reductions on both April 1, 2009 and May 1, 2009.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of the restricted stock or the restricted stock units awarded in 2011. Except where there is a distinction to make between the two types of awards, this proxy statement refers to both restricted stock and restricted stock units as “restricted stock”. Accounting Standards Codification (ASC) 718 requires the reporting of the aggregate grant date fair value of stock awards granted to the NEO during the fiscal year. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date.

Option Awards. The amounts in the Option Awards column reflect the grant date fair value of the stock options awarded in 2011. ASC 718 requires the reporting of the aggregate grant date fair value of stock options granted to the NEO during the fiscal year. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to Note 10 to the Consolidated Financial Statements, Shareholders’ Equity and Stock Incentive Plans, in the Halliburton Company Form 10-K for the fiscal year ended December 31, 2011.

Non-Equity Incentive Plan Compensation. The amounts represented in the Non-Equity Incentive Plan Compensation column are for amounts earned in 2011 and paid in 2012. The total amount shown consists of payments made for the 2011 plan year under the Halliburton Annual Performance Pay Plan and the 2009 cycle Performance Unit Program. Information about these programs can be found in the Compensation Discussion and Analysis under Short-term (Annual) Incentives for the Halliburton Annual Performance Pay Plan and under Long-term Incentives for the Performance Unit Program.

The Threshold, Target and Maximum amounts for the 2011 Halliburton Annual Performance Pay Plan and the 2011 cycle of the Performance Unit Program can be found in the Grants of Plan-Based Awards in Fiscal 2011 table under the Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

The 2011 Halliburton Annual Performance Pay Plan amounts paid to each NEO are: $3,432,000 for Mr. Lesar; $1,108,400 for Mr. McCollum; $1,069,300 for Mr. Brown; $802,500 for Mr. Pope; and $765,000 for Mr. Rainey.

The 2009 cycle Performance Unit Program amounts paid to each NEO are: $3,750,000 for Mr. Lesar; $1,125,000 for Mr. McCollum; $1,031,250 for Mr. Brown; $450,000 for Mr. Pope; and $243,750 for Mr. Rainey.

The amounts paid to the NEOs for the 2009 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2011 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. The Grants of Plan-Based Awards in Fiscal Year 2011 table indicates the potential award amounts for Threshold, Target and Maximum under the 2011 cycle Performance Unit Program, which will close on December 31, 2013. The Summary Compensation Table shows amounts paid for a prior program cycle, the 2009 cycle, which closed on December 31, 2011.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2011. The 120% AFR rate used for determining above-market earnings in 2011 was 3.37%.

Halliburton Company Supplemental Executive Retirement Plan Above-Market Earnings. The current interest rate for participant accounts in the Halliburton Company Supplemental Executive Retirement Plan is 5% as defined by the plan document. The above-market earnings for the plan equals 1.63% (5% (plan interest) minus 3.37% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Supplemental Executive Retirement Plan in the 2011 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2011 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

NEOs earned above-market earnings for their balances associated with the Halliburton Company Supplemental Executive Retirement Plan as follows: $95,742 for Mr. Lesar; $17,191 for Mr. McCollum; $15,973 for Mr. Brown; $4,162 for Mr. Pope; and $2,883 for Mr. Rainey.

Halliburton Company Benefit Restoration Plan Above-Market Earnings. In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, the above-market earnings associated with this plan equals 2.63% (6% (plan interest earned in 2011) minus 3.37% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Benefit Restoration Plan in the 2011 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2011 Nonqualified Deferred Compensation table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

NEOs earned above-market earnings for their balances associated with the Halliburton Company Benefit Restoration Plan as follows: $54,190 for Mr. Lesar; $4,335 for Mr. McCollum; $3,535 for Mr. Brown; $2,143 for Mr. Pope; and $1,717 for Mr. Rainey.

Halliburton Company Elective Deferral Plan Above-Market Earnings. The average earnings for the balances associated with the Halliburton Company Elective Deferral Plan were 6.10% for 2011. The above-market earnings associated with this plan equals 2.73% (6.10% minus 3.37% (120% AFR rate)). The amounts shown in this column differ from the amounts shown for the Halliburton Company Elective Deferral Plan in the 2011 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because the 2011 Nonqualified Deferred Compensation table includes all earnings and losses and the Summary Compensation Table shows above-market earnings only.

Messrs. Lesar, Brown and Rainey earned above-market earnings for balances associated with the Halliburton Company Elective Deferral Plan as follows: $39,188 for Mr. Lesar; $9,804 for Mr. Brown; and $47,093 for Mr. Rainey. Messrs. McCollum and Pope are not participants in the Halliburton Company Elective Deferral Plan and do not have any prior balances in the plan.

All Other Compensation. Detailed information for items listed in the All Other Compensation column can be found in the following supplemental table entitled Supplemental Table: All Other Compensation.

SUPPLEMENTAL TABLE: ALL OTHER COMPENSATION

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2011.

Name	Employee Physical ($)	Financial Planning ($)	Halliburton Foundation ($)	Halliburton Giving Choices ($)	HALPAC ($)	Restricted Stock Dividends ($)	HRSP Employer Match ($)	HRSP Basic Contribution ($)	Benefit Restoration Plan ($)	SERP ($)	All Other ($)	Total ($)
David J. Lesar	522	0	100,000	1,000	5,000	195,525	11,917	9,800	106,650	505,000	470,316	1,405,730
Mark A. McCollum	2,650	5,000	40,000	1,000	5,000	37,278	12,153	9,800	36,630	243,000	30,637	423,148
James S. Brown	0	14,750	0	600	4,800	125,562	10,525	9,800	34,560	466,000	42,969	709,566
Lawrence J. Pope	523	8,720	5,000	535	3,000	29,369	12,250	9,800	26,100	166,000	11,305	272,602
Joe D. Rainey	0	9,135	0	500	0	697	9,375	9,100	18,450	260,000	493,561	800,818

Employee Physical. The Employee Physical Program provides NEOs the opportunity to have an annual physical examination to encourage an ongoing habit of health and wellness. Participation in the program is strictly voluntary. The amount shown is based on the value of services the NEO received less any medical insurance covered benefits.

Financial Planning. This program allows NEOs to receive financial planning services by accredited financial planners. Tax planning is not covered under this program. The amount is based on the services the NEO received in 2011. If they do not utilize the program, the amount is forfeited.

Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals and primary schools of their choice. The Halliburton Foundation matches donations, up to $20,000 on a two-for-one basis. Mr. Lesar participates in the Halliburton Foundation’s matching program for Directors, which allows his contributions up to $50,000 to qualified organizations to be matched on a two-for-one basis.

Halliburton Giving Choices. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. We match donations by contributing ten cents for every dollar contributed by employees up to a maximum of $1,000. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2011.

Halliburton Political Action Committee. The Halliburton Political Action Committee allows NEOs and other eligible employees to donate to political candidates and participate in the political process. We match the donation dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2011.

Restricted Stock Dividends. This is the amount of dividends and dividend equivalents paid on restricted stock held by NEOs in 2011. Restricted stock units do not receive dividend or dividend equivalent payments.

Halliburton Retirement and Savings Plan Employer Match. The amount shown is the contribution we made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan, our defined contribution plan. We match up to 5% of each employee’s eligible base pay, up to the 401(a)(17) compensation limit of $245,000 in 2011.

Halliburton Retirement and Savings Plan Basic Contribution. This is the contribution we made on behalf of each NEO to the Halliburton Company Retirement and Savings Plan. If actively employed on December 31, 2011, each employee receives a contribution equal to 4% of their eligible base pay, up to the 401(a)(17) compensation limit of $245,000 in 2011.

Halliburton Company Benefit Restoration Plan. This is the award earned under the Halliburton Company Benefit Restoration Plan in 2011. The plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive employee remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Associated interest, awards, and beginning and ending balances for the Halliburton Company Benefit Restoration Plan are included in the 2011 Nonqualified Deferred Compensation table. Above-market interest earned on these awards and associated balances are shown in the Summary Compensation Table under the Change in Pension Value and NQDC Earnings column.

Halliburton Company Supplemental Executive Retirement Plan. These are awards approved under the Halliburton Company Supplemental Executive Retirement Plan as discussed in the Supplemental Executive Retirement Plan section of the Compensation Discussion and Analysis. Awards are approved by our Compensation Committee annually. The SERP provides a competitive level of pay replacement for key executives upon retirement. Associated interest, awards and beginning and ending balances for the SERP are included in the 2011 Nonqualified Deferred Compensation table.

All Other.

—	Country Club Membership Dues. The amount is based on the monthly membership fees. Club memberships are approved for business purposes only. During 2011, Messrs. Brown and Rainey had club memberships paid by us. The amounts incurred were $42,969 for Mr. Brown and $2,562 for Mr. Rainey.
—	Aircraft Usage. Mr. Lesar, his spouse and children use our aircraft for all travel for security reasons as directed by the Board of Directors. The incremental cost to us for his personal use of our aircraft in 2011 was $247,497. Other than Mr. Lesar, no other NEO used our aircraft for personal use in 2011. For total compensation purposes in 2011, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger fees, flight planning services, and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit and similar fees; and passenger ground transportation. Spouses are allowed to travel on select business trips when there is a valid business reason. We impute income to the NEO for the value of the spousal trip and make a payment to offset the tax impact of the imputed income. For 2011, Messrs. Lesar, McCollum, Pope, and Rainey had imputed income from spousal travel for business purposes and an associated tax payment as follows: $22,283 imputed income and $12,781 tax payment for Mr. Lesar; $10,362 imputed income and $5,943 tax payment for Mr. McCollum; $2,056 imputed income and $1,179 tax payment for Mr. Pope; and $1,960 imputed income and $705 tax payment for Mr. Rainey.
—	Home Security. We provide security for residences based on a risk assessment which considers the NEO’s position. In 2011, home security was provided for the residences of Messrs. Lesar, McCollum, and Pope as follows: $8,539 for Mr. Lesar; $14,331 for Mr. McCollum; and $8,070 for Mr. Pope.
—	Car/Driver. A car and driver have been assigned to Mr. Lesar while in the U.S. so that he can work while in transit to allow him to meet customer and our needs. The amount has been determined by his average commute time multiplied by his driver’s hourly rate. The cost to us was $11,116 in 2011. In addition, Mr. Lesar is provided with a car and driver in Dubai. The cost to us was $6,221 in 2011.
—	Other Compensation for Mr. Lesar. Mr. Lesar continues to be an expatriate because of his move to Dubai, UAE. In 2011, he received a $76,931 tax equalization payment for 2010 taxes; $84,928 for home equity loss reimbursement; and $20 imputed income for closing costs.
—	Other Compensation for Mr. Rainey. In 2011, Mr. Rainey received a $9,053 relocation allowance; $23,039 for cost of living adjustment; $45,000 mobility premium; $228,793 for tax equalization; $9,375 for hardship allowance; $28,226 for housing and utilities; $12,313 for car allowance; $7,692 education payment; $2,389 for vacation travel; $500 for tax preparation fees; $118,948 for imputed housing allowance; and $3,005 for dependent education. All imputed income amounts are associated with his expatriate assignment and other expatriates on comparable assignments receive similar types of adjustments.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

The following table represents amounts associated with the 2011 cycle Performance Unit Program, the 2011 Annual Performance Pay Plan, and restricted stock and stock option awards granted in 2011 to our NEOs.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
David J. Lesar		1,664,268	3,328,535	6,657,070	(1)
		686,400	1,716,000	3,432,000	(2)
	12/06/2011					110,000				3,912,700
	12/06/2011							141,900	35.57	1,719,828
Mark A. McCollum		432,600	865,200	1,730,400	(1)
		221,680	554,200	1,108,400	(2)
	12/06/2011					25,800				917,706
	12/06/2011							33,200	35.57	402,384
James S. Brown		402,000	804,000	1,608,000	(1)
		213,860	534,650	1,069,300	(2)
	05/18/2011					106,474	(3)			5,000,019
	12/06/2011					33,900				1,205,823
	12/06/2011							43,700	35.57	529,644
Lawrence J. Pope		354,800	709,600	1,419,200	(1)
		160,500	401,250	802,500	(2)
	12/06/2011					21,900				778,983
	12/06/2011					50,000	(4)			1,778,500
	12/06/2011							28,300	35.57	342,996
Joe D. Rainey		398,800	797,600	1,595,200	(1)
		153,000	382,500	765,000	(2)
	12/06/2011					33,900				1,205,823
	12/06/2011					50,000	(5)			1,778,500
	12/06/2011							43,700	35.57	529,644

(1)	Indicates opportunity levels under the 2011 cycle of the Performance Unit Program. The cycle will close on December 31, 2013.

(2)	Indicates opportunity levels under the 2011 Halliburton Annual Performance Pay Plan.

(3)	Mr. Brown received a special restricted stock award as a retention incentive. The shares vest 100% on May 30, 2016.

(4)	Mr. Pope received a special restricted stock award as a retention incentive. The shares vest 100% after 5 years.

(5)	Mr. Rainey received a special restricted stock award in recognition of his promotion to President — Eastern Hemisphere and as a retention incentive. The shares vest 100% after 5 years.

As indicated by footnote (1), the opportunities for each NEO under the 2011 cycle Performance Unit Program if the Threshold, Target or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This program measures our consolidated Return on Capital Employed as compared to our internal goals as well as relative to our comparator peer group utilized for the program during three-year cycles. The potential payouts are performance driven and completely at risk. For more information on the 2011 cycle Performance Unit Program, refer to Long-term Incentives in the Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2011 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. This plan measures company Cash Value Added as compared to our pre-established goals during a one-year period. The potential payouts are performance driven and completely at risk. For more information on the 2011 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentives in the Compensation Discussion and Analysis.

All restricted stock and nonqualified stock option awards are granted under the Halliburton Company Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units and All Other Option Awards: Number of Securities Underlying Options were awarded to each NEO, on the date indicated, by the Compensation Committee. With the exception of those awards noted in footnotes (3), (4), (5), the annual restricted stock grants awarded to the NEOs in 2011 are subject to a graded vesting schedule of 20% over 5 years. This vesting schedule serves to motivate our NEOs to remain employed with us. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends or dividend equivalents are paid on the restricted shares at the same time and rate payable on our common stock, which is currently $0.09 per share. Quarterly dividends and dividend equivalents are not paid on restricted stock units. The shares may not be sold, transferred or used as collateral until fully vested. The shares remain subject to forfeiture during the restricted period in the event of a NEO’s termination of employment or an unapproved early retirement.

Nonqualified stock options granted in 2011 vest over a three-year graded vesting period with 33 1/3% of the grants vesting each year. All options are priced at the fair market value on the date of grant using the Black-Scholes options pricing model. There are no voting or dividend rights unless the NEO exercises the options and acquires the shares.

The Estimated Future Payouts Under Equity Incentive Plan Awards columns have been omitted because awards under the Performance Unit Program and Halliburton Annual Performance Pay Plan are expected to be paid in cash and are disclosed under Estimated Future Payouts Under Non-Equity Incentive Plan Awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2011

The following table represents outstanding stock option and restricted stock awards for our NEOs as of December 31, 2011.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)
David J. Lesar(1)	01/02/2002					30,881	1,065,703
	04/01/2002					30,881	1,065,703
	12/07/2005	180,000	0	32.39	12/07/2015
	12/06/2006	348,699	0	33.17	12/06/2016	42,187	1,455,873
	12/05/2007	110,700	0	36.90	12/05/2017	20,120	694,341
	12/02/2008	87,716	0	15.42	12/02/2018	101,212	3,492,826
	12/01/2009	85,601	42,799	29.35	12/01/2019	63,000	2,174,130
	12/01/2010	36,000	72,000	39.19	12/01/2020	77,040	2,658,650
	12/06/2011	0	141,900	35.57	12/06/2021	110,000	3,796,100

Total		848,716	256,699			475,321	16,403,326
Mark A. McCollum(2)	12/07/2005	7,000	0	32.39	12/07/2015
	12/06/2006	13,400	0	33.17	12/06/2016	6,500	224,315
	12/05/2007	12,000	0	36.90	12/05/2017	2,200	75,922
	02/13/2008	11,500	0	35.67	02/13/2018	4,120	142,181
	12/02/2008	16,800	0	15.42	12/02/2018	19,480	672,255
	12/01/2009	27,067	13,533	29.35	12/01/2019	19,920	687,439
	12/01/2010	9,367	18,733	39.19	12/01/2020	20,000	690,200
	12/06/2011	0	33,200	35.57	12/06/2021	25,800	890,358

Total		97,134	65,466			98,020	3,382,670
James S. Brown(3)	01/06/2006	6,000	0	33.03	01/06/2016
	01/03/2007	13,400	0	29.87	01/03/2017	7,800	269,178
	02/13/2008	10,000	0	35.67	02/13/2018	4,000	138,040
	10/07/2008					68,838	2,375,599
	12/02/2008					19,200	662,592
	12/02/2008	16,566	0	15.42	12/02/2018	97,276	3,356,995
	12/01/2009	30,401	15,199	29.35	12/01/2019	22,380	772,334
	12/01/2010	8,700	17,400	39.19	12/01/2020	18,640	643,266
	05/18/2011					106,474	3,674,418
	12/06/2011	0	43,700	35.57	12/06/2021	33,900	1,169,889

Total		85,067	76,299			378,508	13,062,311
Lawrence J. Pope(4)	01/02/2002					1,035	35,718
	04/01/2002					1,035	35,718
	02/17/2005	10,900	0	20.90	02/17/2015
	12/07/2005	7,000	0	32.39	12/07/2015
	12/06/2006	10,400	0	33.17	12/06/2016	5,000	172,550
	12/05/2007	9,100	0	36.90	12/05/2017	2,200	75,922
	12/02/2008	21,100	0	15.42	12/02/2018	8,160	281,602
	12/01/2009	17,667	8,833	29.35	12/01/2019	13,020	449,320
	12/01/2010	7,667	15,333	39.19	12/01/2020	16,400	565,964
	12/06/2011	0	28,300	35.57	12/06/2021	21,900	755,769
	12/06/2011					50,000	1,725,500

Total		83,834	52,466			118,750	4,098,063
Joe D. Rainey(5)	01/02/2002					645	22,259
	04/01/2002					645	22,259
	03/16/2004	5,080	0	14.43	03/16/2014
	04/07/2005	2,626	0	22.56	04/07/2015
	01/06/2006	3,800	0	33.03	01/06/2016
	01/03/2007	3,100	0	29.87	01/03/2017	1,800	62,118
	01/04/2008	4,000	0	38.01	01/04/2018	1,650	56,942
	12/03/2008	14,125	0	15.10	12/03/2018	5,450	188,080
	01/01/2010	3,600	7,200	30.09	01/01/2020	15,200	524,552
	12/01/2010	8,634	17,266	39.19	12/01/2020	18,480	637,745
	12/06/2011	0	43,700	35.57	12/06/2021	33,900	1,169,889
	12/06/2011					50,000	1,725,500

Total		44,965	68,166			127,770	4,409,344

(1)	Mr. Lesar’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s ten-year vesting schedule, except for the December 5, 2007, December 2, 2008, December 1, 2009, December 1, 2010, and December 6, 2011 awards, which vest in equal amounts over five years.

(2)	Mr. McCollum’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the December 6, 2006 award, which vests in equal amounts over ten years.

(3)	Mr. Brown’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s five-year vesting schedule, except for the January 3, 2007 award, which vests in equal amounts over ten years, the October 7, 2008 restricted stock award of 68,838 shares which vests 100% on the fifth anniversary of the grant, the December 2, 2008 restricted stock award of 97,276 shares which begins vesting on the sixth anniversary of the award, at which time it vests 20% annually through year ten, and the May 18, 2011 restricted stock award of 106,474 shares which vests 100% on May 30, 2016.

(4)	Mr. Pope’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s ten-year vesting schedule, except for the December 5, 2007, December 2, 2008, December 1, 2009, December 1, 2010, and December 6, 2011 award of 21,900 shares, which vest in equal amounts over five years, and the December 6, 2011 award of 50,000 shares which vests 100% on the fifth anniversary of the grant.

(5)	Mr. Rainey’s stock option awards vest annually in equal amounts over three-year vesting schedules. His restricted stock awards vest in equal amounts over each grant’s ten-year vesting schedule, except for the January 4, 2008, December 3, 2008, January 1, 2010, December 1, 2010, and December 6, 2011 award of 33,900 shares, which vest in equal amounts over five years, and the December 6, 2011 award of 50,000 shares which vests 100% on the fifth anniversary of the grant.

The nonqualified stock option awards listed under Option Awards include outstanding awards, exercisable and unexercisable, as of December 31, 2011.

The restricted stock awards under Stock Awards are the number of shares not vested as of December 31, 2011. The market value shown was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the New York Stock Exchange Composite Tape of $34.51 on December 31, 2011.

The Equity Incentive Plan Awards columns are intentionally omitted as this type of award is not utilized by us at this time.

The narratives under the Summary Compensation Table and Grants of Plan-Based Awards at Fiscal Year End 2011 table contain additional information on stock option and restricted stock awards.

2011 OPTION EXERCISES AND STOCK VESTED

The following table represents stock options exercised and restricted shares that vested during fiscal year 2011 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David J. Lesar	266,334	7,415,168	212,066	7,018,206
Mark A. McCollum	55,932	1,703,785	26,940	999,745
James S. Brown	35,327	1,092,615	28,820	1,097,112
Lawrence J. Pope	18,484	644,435	19,325	720,175
Joe D. Rainey	0	0	14,885	571,737

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing market price of our common stock on the vesting date) by the number of shares that vested. Shares vested on various dates throughout the year; therefore, the value listed represents the aggregate value of all shares that vested for each NEO in 2011.

2011 NONQUALIFIED DEFERRED COMPENSATION

The 2011 Nonqualified Deferred Compensation table reflects balances in our nonqualified plans as of January 1, 2011, contributions made by the NEO and us during 2011, any earnings (the net of the gains and losses on funds, as applicable) and the ending balance as of December 31, 2011. The plans are described in the Compensation Discussion and Analysis or the narratives to the Summary Compensation Table and brief summaries are provided below.

Name	Plan	01/01/11 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance At Last Fiscal Year End ($)
David J. Lesar	SERP	5,977,071	0	505,000	297,169	0	6,779,240
	Benefit Restoration	2,086,076	0	106,650	124,491	0	2,317,217
	Elective Deferral	927,898	0	0	70,437	0	998,335

	Total	8,991,045	0	611,650	492,097	0	10,094,792

Mark A. McCollum	SERP	1,073,210	0	243,000	53,358	0	1,369,568
	Benefit Restoration	166,531	0	36,630	9,947	0	213,108

	Total	1,239,741	0	279,630	63,305	0	1,582,676

James S. Brown	SERP	997,178	0	466,000	49,578	0	1,512,756
	Benefit Restoration	135,782	0	34,560	8,111	0	178,453
	Elective Deferral	651,418	31,450	0	32,250	0	715,118

	Total	1,784,378	31,450	500,560	89,939	0	2,406,327

Lawrence J. Pope	SERP	259,833	0	166,000	12,918	0	438,751
	Benefit Restoration	82,351	0	26,100	4,918	0	113,369

	Total	342,184	0	192,100	17,836	0	552,120

Joe D. Rainey	SERP	180,000	0	260,000	8,949	0	448,949
	Benefit Restoration	65,977	0	18,450	3,940	0	88,367
	Elective Deferral	1,793,621	175,000	0	112,816	0	2,081,437

	Total	2,039,598	175,000	278,450	125,705	0	2,618,753

Halliburton Company Supplemental Executive Retirement Plan. The SERP provides a competitive level of pay replacement for key executives upon retirement. The current pay replacement target is 75% of final base salary at age 65 with 25 years of service. Several assumptions are made annually, which include pay increase percentage, qualified and nonqualified plan contributions, qualified and nonqualified plan investment earnings, and an annuity rate.

Allocations under the SERP can be made once a year and are approved by the Compensation Committee at their discretion. The material factors and guidelines considered in making an allocation include:

—	Retirement benefits provided from our other programs, both qualified and nonqualified;
—	Current compensation;
—	Length of service; and
—	Years of service to normal retirement.

Messrs. Lesar and Rainey are fully vested in their respective account balances. Balances earn interest at an annual rate of 5%. Beginning in 2005 and continuing through 2008, the SERP required executives to have participated in the plan for five or more consecutive years in order for those contributions to vest. Messrs. Brown and Pope began participation in the SERP in 2008 and as a result, they are not fully vested in the awards made in 2008. In 2009, the Committee approved a change to the vesting schedule of the SERP for awards made in 2009 and in future years. The new vesting schedule requires participants to be at least 55 years of age with 10 years of service with us or meet the Rule of 70 (age plus years of service equal 70 or more). This change was made to increase the retentive value of the plan. Messrs. McCollum and Pope do not meet the vesting requirements for awards made in 2009, 2010 and 2011.

SERP amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Benefit Restoration Plan. The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits which are reduced as a result of limitations on contributions imposed under the Internal Revenue Code or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of Section 162(m) of the Internal Revenue Code. Awards are made annually to those who meet these criteria and earned interest at an annual rate as defined by the plan document. Awards and corresponding interest balances are 100% vested and distributed upon separation.

In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, plan participant earned interest at an annual rate of 6% in 2011.

Benefit Restoration amounts shown in the Registrant Contributions in Last Fiscal Year column are included in the Summary Compensation Table under All Other Compensation.

Halliburton Company Elective Deferral Plan. The Halliburton Company Elective Deferral Plan allows participants to save for retirement utilizing eligible pre-tax base and/or eligible incentive compensation. Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to four investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO daily. The amounts shown in the Aggregate Earnings in Last Fiscal Year column reflect the aggregate of all gains and losses on outstanding balances in 2011. Only the above-market interest is shown in the Summary Compensation Table, under Change in Pension Value and NQDC Earnings.

EMPLOYMENT CONTRACTS AND

CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

Messrs. Lesar, McCollum, Brown, Pope, and Rainey have employment agreements with us. Under the terms of Mr. Lesar’s agreement, a termination for cause is a termination for (i) gross negligence or willful misconduct in the performance of his duties and responsibilities, or (ii) a conviction of a felony. In the event Mr. Lesar is involuntarily terminated by us for any reason other than termination for cause, we are obligated to pay Mr. Lesar a severance payment equal to (i) the value of any restricted shares that are forfeited because of termination, and (ii) five times his annual base salary.

Under the terms of the agreements with Messrs. McCollum, Brown, Pope, and Rainey, the reasons for termination of employment (other than death) are defined as follows:

(i) Retirement means either (a) retirement at or after normal retirement at age 65 (either voluntarily or under our retirement policy), or (b) voluntary termination of employment in accordance with our early retirement policy for other than a Good Reason. “Good Reason” means a termination of employment by employee because of (a) a material breach by us of any material provision of the employment agreement, or (b) a material reduction in employee’s rank or responsibility with us, provided that (i) employee provides written notice to us of the circumstances employee claims constitute “Good Reason” within ninety calendar days of the first to occur of such circumstances, (ii) such breach remains uncorrected for thirty calendar days following written notice, and (iii) employee’s termination occurs within one hundred eighty calendar days after the date that the circumstances employee claims constitute Good Reason first occurred.

(ii) Permanent disability means the employee’s physical or mental incapacity to perform his or her usual duties with such condition likely to remain continuously and permanently as reasonably determined by the Compensation Committee in good faith.

(iii) Voluntary termination means a termination of employment in the sole discretion and at the election of the employee for other than Good Reason.

(iv) Termination for cause means a termination of employee’s employment by us for Cause. “Cause” means any of the following: (a) employee’s gross negligence or willful misconduct in the performance of the duties and services required of the employee; (b) employee’s final conviction of a felony; (c) a material violation of our Code of Business Conduct; or (d) employee’s material breach of any material provision of his or her employment agreement which remains uncorrected for thirty days following written notice of such breach to employee by us.

If Messrs. McCollum and Brown terminate for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination or termination for cause, the executive is entitled to each of the following:

—	At the Committee’s election, either the retention of all restricted shares following termination or a payment equal to the value of any restricted shares that are forfeited because of termination;
—	A payment equal to two years’ base salary;
—	Any unpaid amounts earned under the Annual Performance Pay Plan in prior years; and
—	Any amount payable for the year under the Annual Performance Pay Plan in which his employment is terminated determined as if he had remained employed for the full year.

If Messrs. Pope and Rainey terminate for any reason other than death, retirement (either at age 65 or voluntarily prior to age 65), permanent disability, voluntary termination or termination for cause, the executive is entitled to each of the following:

—	A payment equal to two years’ base salary; and

—	A single lump sum cash payment equal to the value of any restricted shares that are forfeited because of termination. The payout is contingent upon compliance with a non-compete agreement and subject to vesting restrictions.

Change-In-Control Arrangements

We do not maintain individual change-in-control agreements or provide for tax gross-ups on any payments associated with change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the Stock and Incentive Plan, in the event of a change-in-control, the following will occur automatically:

—	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
—	any restrictions on restricted stock awards shall immediately lapse;
—	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder receives a payment equal to the maximum amount of the award he or she would have been entitled to receive, pro-rated to the effective date; and
—	any outstanding cash awards including, but not limited to, stock value equivalent awards, immediately vest and are paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

—	in the event of a change-in-control during a plan year, a participant will be entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, prorated through the date of the change-in-control; and
—	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

Under the Performance Unit Program:

—	in the event of a change-in-control during a performance cycle, a participant will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, pro-rated to the date of the change-in-control; and
—	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

—	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
—	upon such effective date, any unexercised stock purchase rights will expire and we will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan, which has not yet been used to purchase stock.

POST-TERMINATION PAYMENTS

The following tables and narratives represent the impact of certain termination events or a change-in-control on each element of compensation for NEOs as of December 31, 2011.

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
David J. Lesar	Severance	0	0	0	0	0	7,150,000	—
	Annual Perf. Pay Plan	0	0	3,432,000	3,432,000	0	3,432,000	3,432,000
	Restricted Stock	0	0	16,403,328	16,403,328	0	16,403,328	16,403,328
	Stock Options	2,965,056	2,965,056	3,185,899	3,185,899	2,965,056	3,185,899	3,185,899
	Performance Units	0	0	6,485,690	6,485,690	0	0	6,485,690
	Nonqualified Plans	10,094,793	10,094,793	10,094,793	10,094,793	10,094,793	10,094,793	—
	Health Benefits	0	12,000	12,000	0	0	0	—

	Total	13,059,849	13,071,849	39,613,710	39,601,710	13,059,849	40,266,020	29,506,917

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
Mark A. McCollum	Severance	0	0	0	0	0	1,304,000	—
	Annual Perf. Pay Plan	0	0	1,108,400	1,108,400	0	1,108,400	1,108,400
	Restricted Stock	0	0	3,382,670	3,382,670	0	3,382,670	3,382,670
	Stock Options	493,174	493,174	563,004	563,004	493,174	563,004	563,004
	Performance Units	0	0	1,924,533	1,924,533	0	0	1,924,533
	Nonqualified Plans	907,033	907,033	907,033	907,033	907,033	907,033	—
	Health Benefits	0	0	0	0	0	0	—

	Total	1,400,207	1,400,207	7,885,640	7,885,640	1,400,207	7,265,107	6,978,607

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
James S. Brown	Severance	0	0	0	0	0	1,258,000	—
	Annual Perf. Pay Plan	0	0	1,069,300	1,069,300	0	1,069,300	1,069,300
	Restricted Stock	0	0	13,062,311	13,062,311	0	13,062,311	13,062,311
	Stock Options	544,200	544,200	622,627	622,627	544,200	622,627	622,627
	Performance Units	0	0	2,052,267	2,052,267	0	0	2,052,267
	Nonqualified Plans	1,696,133	1,696,133	1,696,133	1,696,133	1,696,133	1,696,133	—
	Health Benefits	0	12,000	12,000	0	0	0	—

	Total	2,240,333	2,252,333	18,514,638	18,502,638	2,240,333	17,708,371	16,806,505

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
Lawrence J. Pope	Severance	0	0	0	0	0	1,070,000	—
	Annual Perf. Pay Plan	0	0	802,500	802,500	0	802,500	802,500
	Restricted Stock	0	0	4,098,063	4,098,063	0	4,098,063	4,098,063
	Stock Options	671,086	671,086	716,664	716,664	671,086	716,664	716,664
	Performance Units	0	0	1,353,067	1,353,067	0	0	1,353,067
	Nonqualified Plans	113,369	113,369	113,369	113,369	113,369	113,369	—
	Health Benefits	0	0	0	0	0	0	—

	Total	784,455	784,455	7,083,663	7,083,663	784,455	6,800,596	6,970,294

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change in Control ($)
Joe D. Rainey	Severance	0	0	0	0	0	900,000	—
	Annual Perf. Pay Plan	0	0	765,000	765,000	0	765,000	765,000
	Restricted Stock	0	0	4,409,344	4,409,344	0	4,409,344	4,409,344
	Stock Options	444,777	444,777	476,601	476,601	444,777	476,601	476,601
	Performance Units	0	0	858,400	858,400	0	0	858,400
	Nonqualified Plans	2,618,753	2,618,753	2,618,753	2,618,753	2,618,753	2,618,753	—
	Health Benefits	0	12,000	12,000	0	0	0	—

	Total	3,063,530	3,075,530	9,140,098	9,128,098	3,063,530	9,169,698	6,509,345

Resignation. Resignation is defined as leaving employment with us voluntarily, not having attained early or normal retirement status (see these sections for information on what constitutes these statuses). Upon resignation, the following actions will occur for a NEO’s various elements of compensation:

—	Severance Pay. No severance would be paid to the NEO.
—	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
—	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Stock Options. The NEO must exercise their outstanding, vested options within 30-90 days after their resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Performance Units. The NEO would not be eligible to receive payments, if any, under the Performance Unit Program.
—	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2011 Nonqualified Deferred Compensation table. Payments from the Halliburton Company Supplemental Executive Retirement Plan and Halliburton Company Benefit Restoration Plan are paid out of an irrevocable grantor trust held at State Street Bank and Trust Company. The principal and income of the trust are treated as our assets and income for federal income tax purposes and are subject to the claims of our general creditors to the extent provided in the plan. The Halliburton Elective Deferral Plan is unfunded and payments are made by us from general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten year period.
—	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs since they resigned from employment with us.

Early Retirement. A NEO becomes eligible for early retirement by either attaining age 50 or by attaining 70 points via a combination of age plus years of service. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term). Early retirement eligibility is a condition that must be met before consideration will be given by the Compensation Committee to retention of stock awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then their stock awards would not be considered for retention.

Early Retirement (Without Approval). The following actions will occur for their various elements of compensation:

—	Severance Pay. No severance would be paid to the NEO.
—	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.

—	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Stock Options. The NEO must exercise their outstanding, vested options within 30-90 days after their early retirement or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Performance Units. The NEO would not be eligible to receive payments, if any, under the Performance Unit Program.
—	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2011 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
—	Health Benefits. A NEO that was age 40 or older as of December 31, 2004 and qualifies for early retirement under our health and welfare plans, which requires that they have attained age 55 with ten years of service or that their age and years of service equals 70 points with a minimum of ten years of service, is eligible for a $12,000 credit. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized as a monthly credit applied to the cost of retiree medical based on the number of months from the time of early retirement to age 65. For example, if a NEO is 10 years or 120 months away from age 65 at the time of their early retirement, they will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after their separation, they would not receive any cash in lieu of the credit.

Early Retirement (With Approval). The following actions will occur for their various elements of compensation:

—	Severance Pay. No severance would be paid to the NEO.
—	Annual Performance Pay Plan. For Messrs. McCollum and Brown, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year. If Messrs. Lesar, Pope, and Rainey were to terminate prior to the end of the plan year, for any other reason than death or disability, they would forfeit any payment due under the plan, unless the Compensation Committee determines that their payment should be prorated for the partial plan year.
—	Restricted Stock. Any stock holdings restrictions would lapse upon the date of early retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Stock Options. The NEO will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date.
—	Performance Units. The NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s early retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
—	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2011 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
—	Health Benefits. A NEO that was age 40 or older as of December 31, 2004 and qualifies for early retirement under our health and welfare plans is eligible for a $12,000 credit. Refer to the Early Retirement (Without Approval) section for more information on Health Benefits.

Normal Retirement. A NEO would be eligible for normal retirement should they cease employment at age 65 or later. The following actions will occur for their various elements of compensation:

—	Severance Pay. No severance would be paid to the NEO.

—	Annual Performance Pay Plan. For Messrs. McCollum and Brown, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year. If Messrs. Lesar, Pope and Rainey were to terminate prior to the end of the plan year, for any other reason than death or disability, they would forfeit any payment due under the plan, unless the Compensation Committee determines that their payment should be prorated for the partial plan year.
—	Restricted Stock. Any restricted stock holdings would vest upon the date of normal retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Stock Options. The NEO will be granted retention of their outstanding option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date.
—	Performance Units. The NEO will participate on a pro-rated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s normal retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March following the close of the cycle.
—	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2011 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
—	Health Benefits. The NEO would not be eligible for the $12,000 credit as they would be age 65 or older at the time of normal retirement.

Termination (For Cause). Should the NEO be terminated by us for cause, such as violating a Code of Business Conduct policy, the following actions will occur for their various elements of compensation:

—	Severance Pay. No severance would be paid to the NEO.
—	Annual Performance Pay Plan. No payment, if any, would be paid to the NEO for the Performance Pay Plan.
—	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Stock Options. The NEO must exercise their outstanding, vested options within 30-90 days after their termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2011 table.
—	Performance Units. No payment, if any, would be paid to the NEO for the Performance Unit Program.
—	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2011 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
—	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (Without Cause). Should a NEO with an employment agreement be terminated without cause by us, such as termination at our convenience, then the provisions of their applicable employment agreements related to severance payments, annual performance pay plan (if applicable), and lapsing of stock restrictions would apply. In the case of Messrs. McCollum, Brown, Pope, and Rainey, payments for these items are conditioned on a release agreement being executed by the NEO. The following actions will occur for their various elements of compensation:

—	Severance Pay. Severance is paid according to terms of an employment agreement. Mr. Lesar’s severance multiple is five times base salary at the time of termination. Messrs. McCollum, Brown, Pope, and Rainey would receive severance in the amount of two times base salary at the time of termination. Severance paid under the terms of the employment agreement fully satisfies any and all other claims for severance under our plans or policies.

—	Annual Performance Pay Plan. For Messrs. McCollum and Brown, participation is continued for the full year of separation and at the existing participation level at separation; however, any payments are made at the time all other participants receive payment and only if our performance yields a payment under the terms of the plan. These payments usually occur no later than the end of February in the year following the plan year. If Messrs. Lesar, Pope, and Rainey were to terminate prior to the end of the plan year, for any other reason than death or disability, they would forfeit any payment due under the plan, unless the Compensation Committee determines that their payment should be prorated for the partial plan year.
—	Restricted Stock. For all NEOs, except Messrs. Pope and Rainey, restricted shares under the Stock and Incentive Plan are automatically vested or are forfeited and an equivalent value is paid to the NEO at the Compensation Committee’s discretion. Messrs. Pope and Rainey entered into non-compete agreements with us and agreed not to work for a competitor of Halliburton for two years following separation. If they comply with the terms of their agreements, they will receive a single lump sum payment equal to the value of any unvested restricted shares that were forfeited because of termination.
—	Stock Options. If the NEO is eligible for early retirement, then they will be granted retention of their option awards. The unvested awards will continue to vest per the vesting schedule outlined in their stock option agreements and any vested options will not expire until 10 years from the grant award date. If the NEO is not eligible for early retirement, then they must exercise their outstanding, vested options within 30-90 days after their termination or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited.
—	Performance Units. No payment, if any, would be paid to the NEO for the Performance Unit Program.
—	Nonqualified Plans. Under all circumstances, the NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2011 Nonqualified Deferred Compensation table. Refer to the Resignation section for more information on Nonqualified Plans.
—	Health Benefits. The NEO would not be eligible for the $12,000 credit to assist in paying for retiree medical costs.

Change-in-Control. Should a change-in-control take place, the following actions will occur for their various elements of compensation:

—	Annual Performance Pay Plan. In the event of a change-in-control during a plan year, a plan participant is entitled to an immediate cash payment equal to the maximum dollar amount he or she would have been entitled to for the year, pro-rated through the date of the change-in-control. In the event of a change-in-control after the end of a plan year but before the payment date, the plan participant is entitled to an immediate cash payment equal to the incentive earned for the plan year. The employment contracts of Messrs. McCollum and Brown each provide that he is entitled to any amount payable for the year under the Annual Performance Pay Plan in which his employment is terminated determined as if he had remained employed for the full year. Such amounts shall be paid at the time that similarly situated employees are paid.
—	Restricted Stock. Restricted shares under the Stock and Incentive Plan are automatically vested.
—	Stock Options. Any outstanding options shall become immediately vested and fully exercisable by the NEO.
—	Performance Units. In the event of a change-in-control during a performance cycle, NEOs will be entitled to an immediate cash payment equal to the maximum amount he or she would have been entitled to receive for the performance cycle, pro-rated to the date of the change-in-control. In the event of a change-in-control after the end of a performance cycle but before the payment date, NEOs will be entitled to an immediate cash payment equal to the incentive earned for that performance cycle.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,870,060	$31.74	24,902,289
Equity compensation plans not approved by security holders	—	—	—

Total	14,870,060	$31.74	24,902,289

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Halliburton shares with the SEC and the NYSE. Based on our records and other information, we believe that in 2011 our Directors and our officers who are subject to Section 16 met all applicable filing requirements.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

In February 2011, a shareholder derivative lawsuit was filed in Harris County, Texas naming us as a nominal defendant and certain of our directors and officers as defendants. This case alleges that these defendants, among other things, breached fiduciary duties of good faith and loyalty by failing to properly exercise oversight responsibilities and establish adequate internal controls, including controls and procedures related to cement testing and the communication of test results, as they relate to the Deepwater Horizon incident. The semisubmersible drilling rig, Deepwater Horizon, sank on April 22, 2010 after an explosion and fire onboard the rig that began on April 20, 2010. The Deepwater Horizon was owned by Transocean Ltd. and had been drilling the Macondo exploration well in Mississippi Canyon Block 252 in the Gulf of Mexico for the lease operator, BP Exploration, an indirect wholly owned subsidiary of BP p.l.c. We performed a variety of services for BP Exploration, including cementing, mud logging, directional drilling, measurement-while-drilling, and rig data acquisition services. Our Board of Directors designated a special committee of independent directors to oversee the investigation of the allegations made in the lawsuits and make recommendations to the Board on actions that should be taken. Based on the committee’s recommendation, the independent and disinterested members of the Board of Directors determined that there was no merit to pursuit of claims against any individuals. We have reached a potential resolution with the attorneys for the Plaintiff, subject to Court approval.

In May 2009, two shareholder derivative lawsuits involving us and KBR, Inc., which we formerly owned, were filed in Harris County, Texas naming as defendants various current and retired Halliburton directors and officers and current KBR directors. These cases allege that the individual Halliburton defendants violated their fiduciary duties of good faith and loyalty to the detriment of Halliburton and its shareholders by failing to properly exercise oversight responsibilities and establish adequate internal controls. The District Court consolidated the two cases and the plaintiffs filed a consolidated petition against current and former Halliburton directors and officers only containing various allegations of wrongdoing including violations of the FCPA, claimed KBR offenses while acting as a government contractor in Iraq, claimed KBR offenses and fraud under

United States government contracts, Halliburton activity in Iran, and illegal kickbacks. Our Board of Directors designated a special committee of independent directors to oversee the investigation of the allegations made in the lawsuits and make recommendations to the Board on actions that should be taken. Based on the committee’s recommendation, the independent and disinterested members of the Board of Directors determined that there was no merit to pursuit of claims against any individuals. We have reached a potential resolution with the attorneys for the Plaintiff, subject to Court approval.

There are no other legal proceedings to which any Director, officer or principal stockholder, or any affiliate thereof, is a party that would potentially be material and adverse to us.

DIRECTORS’ COMPENSATION

Directors’ Fees and Deferred Compensation Plan

All non-employee Directors receive an annual retainer of $100,000. The Lead Director receives an additional annual retainer of $25,000 and the chairperson of each committee also receives an additional retainer annually for serving as chair as follows: Audit — $20,000; Compensation — $15,000; Health, Safety and Environment — $10,000; and Nominating and Corporate Governance — $10,000.

Under the Directors’ Deferred Compensation Plan, Directors are permitted to defer all or part of their fees. A participant may elect, on a prospective basis, to have his or her deferred compensation account either credited quarterly with interest at the prime rate of Citibank, N.A. or translated on a quarterly basis into Halliburton common stock equivalents. The plan will make distributions to the Director after retirement in a lump sum or in annual installments over a 5-or a 10-year period as elected by the Director. Distributions of common stock equivalents are made in shares of common stock, while distributions of deferred compensation credited with interest are made in cash. Ms. Dicciani, Ms. Reed and Messrs. Bennett, Boyd, Carroll, Gillis, and Hackett have elected to participate in the plan.

Directors’ Restricted Stock Awards

Each non-employee Director receives an annual award of restricted shares of common stock with a value of approximately $160,000 on the date of the award. The actual number of restricted shares of common stock is determined by dividing $160,000 by the average of the closing stock price of our common stock on each business day during the month of July. These annual awards are made on or about the first of August of each year. The value of the award may be more or less than $160,000 based on the closing price of our common stock on the date of the award in August. Additionally, when a non-employee Director is first elected to the Board, he or she receives an award of 2,000 restricted shares of common stock shortly thereafter.

Directors may not sell, assign, pledge or otherwise transfer or encumber restricted shares until the restrictions are removed. Restrictions lapse following termination of Board service under specified circumstances, which include, among others, death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service. During the restriction period, Directors have the right to vote and to receive dividends and dividend equivalents on the restricted shares. Directors forfeit any shares that are restricted under the plan’s provisions following termination of service.

Directors’ Stock Ownership Requirements

In September 2010, the Board adopted stock ownership requirements for all non-employee Directors to further align their interests with our stockholders. As a result, all non-employee Directors are required to own Halliburton common stock in an amount equal to or in excess of five times the annual retainer. The Nominating and Corporate Governance Committee reviews the holdings of all non-employee Directors, which include restricted shares and all other Halliburton common stock personally held by them, at each May meeting. Each non-employee Director has five years to meet the requirements, measured from the later of the date the requirements were adopted by the Board or the date he or she is first elected to the Board. Each non-employee Director currently meets the stock ownership requirements or is on track to do so within the requisite five-year period.

Charitable Contributions and Other Benefits

Matching Gift Programs. To further our support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals and medical foundations. For each eligible contribution, the Halliburton Foundation makes a contribution of two times the amount contributed, subject to approval by its Trustees and providing the contribution meets certain criteria. The maximum aggregate of all contributions each calendar year by a Director eligible for matching is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of $100,000 for any Director who participates in the programs. Neither the Halliburton Foundation nor we have made a charitable contribution to any charitable organization in which a Director serves as an executive officer, within the preceding three years, that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

Accidental Death and Dismemberment. We offer an optional accidental death and dismemberment policy for Directors for individual coverage or family coverage with a benefit per Director of up to $250,000 and lesser amounts for family members. Mr. Carroll, Ms. Dicciani and Mr. Malone elected individual coverage at a cost of $99 annually. Messrs. Gillis and Martin elected family coverage at a cost of $159 annually. These premiums are included in the All Other Compensation column for those who participate.

2011 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Alan M. Bennett	120,000	160,841	0	97,939	378,780
James R. Boyd	115,000	160,841	0	91,812	367,653
Milton Carroll	100,000	160,841	0	11,945	272,786
Nance K. Dicciani	100,000	160,841	0	105,936	366,777
S. Malcolm Gillis	110,000	160,841	0	25,981	296,822
James T. Hackett	38,462	0	0	104,520	142,982
Abdallah S. Jum’ah	100,000	160,841	0	102,753	363,594
Robert A. Malone	100,000	160,841	0	4,911	265,752
J. Landis Martin	121,181	160,841	0	212,285	494,307
Debra L. Reed	110,000	160,841	0	44,123	314,964

Fees Earned or Paid In Cash. The amounts in this column represent retainer fees earned in fiscal year 2011, but not necessarily paid in 2011. Refer to the section Directors’ Fees and Deferred Compensation Plan for information on annual retainer fees.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of the restricted stock awarded in 2011. ASC 718 requires the reporting of the aggregate grant date fair value of stock awards granted to the Director during the fiscal year. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares granted by the closing stock price as of the award’s grant date.

The numbers of shares of restricted stock outstanding at fiscal year-end are: Mr. Bennett — 25,236; Mr. Boyd — 25,236; Mr. Carroll — 20,271; Ms. Dicciani — 14,843; Dr. Gillis — 28,762; Mr. Jum’ah — 9,126; Mr. Malone — 14,843; Mr. Martin — 35,162; and Ms. Reed —33,562. Mr. Hackett retired from the Board in May 2011 and therefore, had no remaining shares of restricted stock outstanding at fiscal year-end because his restricted shares vested upon retirement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings. None of the Directors had a change in pension value or nonqualified deferred compensation earnings that represented above-market earnings in 2011.

All Other Compensation. This column includes compensation related to the Halliburton Foundation, Accidental Death and Dismemberment program, restricted stock dividends, and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

Directors who participated in the matching gift programs under the Halliburton Foundation and the corresponding match provided by the Halliburton Foundation include: Mr. Bennett — $86,000; Mr. Boyd — $77,000; Ms. Dicciani — $100,000; Dr. Gillis — $16,000; Mr. Hackett — $100,000; Mr. Jum’ah — $100,000; Mr. Martin — $200,000; and Ms. Reed — $30,250. The amounts reflected indicate matching payments made by the Halliburton Foundation in 2011. Because of differences between the time when the Director makes the charitable contribution and the time when the Halliburton Foundation makes the matching payment, amounts paid by the Halliburton Foundation may apply to contributions made by the Directors in both 2010 and 2011 and the amounts shown may exceed $100,000 in those instances.

Directors who participated in the Accidental Death and Dismemberment program and incurred imputed income for the benefit amount of $99 for individual coverage and $159 for family coverage include: Mr. Carroll — $99; Ms. Dicciani — $99; Dr. Gillis — $159; Mr. Malone — $99; and Mr. Martin — $159.

Directors who received dividends on restricted stock held on Halliburton record dates include: Mr. Bennett — $8,553; Mr. Boyd — $8,553; Mr. Carroll — $6,766; Ms. Dicciani — $4,812; Dr. Gillis — $9,822; Mr. Hackett — $2,612; Mr. Jum’ah — $2,753; Mr. Malone — $4,812; Mr. Martin — $12,126; and Ms. Reed — $11,550.

Directors who received dividend equivalents credited under the Directors’ Deferred Compensation Plan include: Mr. Bennett — $3,386; Mr. Boyd — $6,259; Mr. Carroll — $5,080; Ms. Dicciani — $1,025; Mr. Hackett — $1,908; and Ms. Reed — $2,323.

AUDIT COMMITTEE REPORT

We operate under a written charter, a copy of which is available on Halliburton’s website, www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain and oversee the work of the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2011, we:

—	reviewed and discussed Halliburton’s audited financial statements with management;
—	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
—	received from KPMG LLP the written disclosures and letter required by the Public Company Accounting Oversight Board regarding KPMG LLP’s independence; and
—	discussed with KPMG LLP its independence.

Based on our:

—	review of the audited financial statements;
—	discussions with management;
—	discussions with KPMG LLP; and
—	review of KPMG LLP’s written disclosures and letter,

we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission. Our recommendation considers our review of that firm’s qualifications as independent public accountants for the Company. Our review also included matters required to be considered under Securities and Exchange Commission rules on auditor independence, including the nature and extent of non-audit services. In our business judgment the nature and extent of non-audit services performed by KPMG LLP during the year did not impair the firm’s independence.

THE AUDIT COMMITTEE

Alan M. Bennett
James R. Boyd
Nance K. Dicciani
S. Malcolm Gillis

FEES PAID TO KPMG LLP

During 2011 and 2010, we incurred the following fees for services performed by KPMG LLP.

	2011	2010
	(In millions)	(In millions)
Audit fees	$10.5	$8.8
Audit-related fees	0.3	0.2
Tax fees	2.2	2.0
All other fees	0.2	0.1

Total	$13.2	$11.1

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG LLP for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2011 and December 31, 2010. Audit fees also include the audits of many of our subsidiaries in regards to compliance with statutory requirements in foreign countries, reviews of our financial statements included in the Forms 10-Q we filed for fiscal years 2011 and 2010, and review of registration statements.

Audit-Related Fees

Audit-related fees primarily include professional services rendered by KPMG LLP for audits of some of our subsidiaries relating to transactions and the audit of our employee benefit plans.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees.

All Other Fees

All other fees comprise professional services rendered by KPMG LLP related to immigration services and other nonrecurring miscellaneous services.

Pre-Approval Policies and Procedures

The Audit Committee has established written pre-approval policies that require the approval by the Audit Committee of all services provided by KPMG LLP as the principal independent public accountants that examine our financial statements and books and records and all audit services provided by other independent public accountants. Prior to engaging KPMG LLP for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG LLP then performs services throughout the year as approved by the Committee. KPMG LLP reviews with the Committee, at least quarterly, a projection of KPMG LLP’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. All of the fees described above provided by KPMG LLP to us were approved in accordance with the policy. Our Audit Committee considered whether KPMG LLP’s provisions of tax services and all other fees as reported above is compatible with maintaining KPMG LLP’s independence as our principal independent public accounting firm.

Work Performed by KPMG LLP’s Partners and Employees

KPMG LLP’s work on our audit was performed by KPMG LLP partners and employees.

PROPOSAL FOR RATIFICATION OF THE SELECTION OF AUDITORS

(Item 2)

KPMG LLP has examined our financial statements beginning with the year ended December 31, 2002. A resolution will be presented at the Annual Meeting to ratify the appointment by the Board of that firm as independent public accountants to examine our financial statements and books and records for the year ending December 31, 2012. The appointment was made upon the recommendation of the Audit Committee. KPMG LLP has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in us. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

If the stockholders do not ratify the selection of KPMG LLP, the Board will reconsider the selection of independent public accountants.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as independent public accountants to examine our financial statements and books and records for the year 2012.

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PROPOSAL FOR ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

(Item 3)

Pursuant to Section 14A of the Securities Exchange Act of 1934, our stockholders are being presented with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement. As approved by our stockholders at the 2011 Annual Meeting of Stockholders, consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” beginning on page 14 for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure the programs achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe our executive compensation program achieves the following objectives identified in Compensation Discussion and Analysis:

—	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
—	Emphasize operating performance drivers;
—	Link executive pay to measures that drive stockholder value;
—	Support our business strategies; and
—	Maximize the return on our human resource investment.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement and ask that our stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Halliburton’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The say-on-pay vote is advisory and, therefore, not binding on us, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR the advisory vote on executive compensation.

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PROPOSAL TO AMEND AND RESTATE THE HALLIBURTON

COMPANY STOCK AND INCENTIVE PLAN

(Item 4)

Introduction

The Halliburton Company Stock and Incentive Plan (the “Stock and Incentive Plan”) was last approved by stockholders at the 2009 annual meeting and reserved 45,750,000 shares for issuance thereunder.

This amendment and restatement of the Stock and Incentive Plan replenishes the pool of shares of Halliburton common stock available for issuance under the Stock and Incentive Plan by adding 25,000,000 shares.

Our Board is requesting that stockholders approve the amendment and restatement of the Stock and Incentive Plan, which amendment and restatement was approved by the Board of Directors on February 16, 2012 subject to stockholder approval.

General

In order to give Halliburton the flexibility to responsibly address its future equity compensation needs, Halliburton is requesting that stockholders approve the amendment and restatement of the Stock and Incentive Plan with the following material features:

—	Add 25,000,000 shares to the Stock and Incentive Plan.
—	Increase the cash value calendar year limit for individual performance awards not denominated in common stock from $10,000,000 to $20,000,000 for purposes of Section 162(m) of the Internal Revenue Code.
—	Eliminate the 2013 expiration date of the Stock and Incentive Plan.

The 25,000,000 shares to be added to the Stock and Incentive Plan pursuant to the amendment and restatement of the plan, in combination with the remaining authorized shares and shares added back into the plan from forfeitures, is expected to satisfy Halliburton’s equity compensation needs through the 2014 annual meeting of stockholders. This being the case, if the amendment and restatement are approved, Halliburton anticipates seeking the authorization of additional shares under the Stock and Incentive Plan in 2014.

The Stock and Incentive Plan contains the following important features:

—	Repricing of stock options and stock appreciation rights is prohibited unless prior stockholder approval is obtained.
—	Stock options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
—	The ability to automatically receive replacement stock options when a stock option is exercised with previously acquired shares of Halliburton common stock or so-called “stock option reloading” is not permitted.

Share Reserve (adjusted for 1997 and 2006 stock splits where applicable)

Shares authorized under the Stock and Incentive Plan	132,959,680
Shares granted (less available cancellations) and shares expired from 1993 through December 31, 2011 from the Stock and Incentive Plan	118,661,998
Remaining shares available for grant as of December 31, 2011	14,297,682
Additional shares being requested under the amendment and restatement of the Stock and Incentive Plan	25,000,000
Total shares available for grant under the amended and restated Stock and Incentive Plan	39,297,682

Note: As of December 31, 2011, Halliburton had total outstanding awards of 15,394,828 options with a weighted average exercise price of $29.113 and a weighted average life of 6.33 years, and 14,115,230 full value awards.

If the amendment and restatement of the Stock and Incentive Plan is approved by stockholders, the aggregate number of shares of Halliburton common stock that will be available for issuance under the Stock and Incentive Plan would increase to 39,297,682 shares, based on the estimates set forth above. Each share issued as restricted stock (or pursuant to the vesting of a stock unit or a performance share award) will count as the issuance of 1.60 shares reserved under the plan, while each share granted as a stock option or stock appreciation right will count as the issuance of 1.0 shares reserved under the plan. If awards granted under the Stock and Incentive Plan are forfeited or terminate before being exercised, then the shares underlying those awards will again become available for awards under the Stock and Incentive Plan. The Stock and Incentive Plan does not provide for “liberal share counting.” Stock appreciation rights and options will be counted in full against the number of shares available for issuance under the Stock and Incentive Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights and options.

The number of stock option shares or stock appreciation rights, singly or in combination, together with shares or share equivalents under performance awards granted to any individual in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any performance award not denominated in common stock granted to any individual for any one calendar year shall not exceed $20,000,000.

In the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of common stock occurring after the date of the grant of an award, the Compensation Committee shall make appropriate adjustments to the number and price of shares of common stock or other consideration subject to such awards and the award limits set forth in the preceding paragraph.

THE STOCK AND INCENTIVE PLAN

Types of Awards

The Stock and Incentive Plan provides for the grant of any or all of the following types of awards:

—	stock options, including incentive stock options and non-qualified stock options;
—	stock appreciation rights, either independent of, or in connection with, stock options;
—	restricted stock;
—	restricted stock units;
—	performance awards; and
—	stock value equivalent awards.

Any stock option granted in the form of an incentive stock option must satisfy the requirements of section 422 of the Internal Revenue Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Compensation Committee. To date, only awards of non-qualified stock options, restricted stock, restricted stock units and cash-based performance awards have been made under the Stock and Incentive Plan.

Term

The Stock and Incentive Plan has an indefinite term.

Administration

The Board of Directors has appointed the Compensation Committee to administer the Stock and Incentive Plan. Subject to the terms of the Stock and Incentive Plan, and to any approvals and other authority as the Board of Directors may reserve to itself from time to time, the Compensation Committee, consistent with the terms of the Stock and Incentive Plan, will have authority to:

—	select the individuals to receive awards and determine the timing, form, amount or value and term of grants and awards, and the conditions and restrictions, if any, subject to which grants and awards will be made and become payable under the Stock and Incentive Plan;

—	construe the Stock and Incentive Plan and prescribe rules and regulations for the administration of the Stock and Incentive Plan; and

—	make any other determinations authorized under the Stock and Incentive Plan as the Compensation Committee deems necessary or appropriate.

Eligibility

A broad group of our employees and employees of our affiliates are eligible to participate in the Stock and Incentive Plan. The selection of participants from eligible employees is within the discretion of the Compensation Committee. Non-employee directors are eligible to participate in the Stock and Incentive Plan. As of January 1, 2012, approximately 17,000 employees (including employees and executive officers) and 10 non-employee directors are eligible for awards under the Stock and Incentive Plan as determined by the Compensation Committee.

Stock Options

Under the Stock and Incentive Plan, the Compensation Committee may grant awards in the form of stock options to purchase shares of common stock. The Compensation Committee will determine the number of shares subject to an option, the manner and time of the option’s exercise, and the exercise price per share of stock subject to the option. The term of an option may not exceed ten years. No consideration is received by us for granting stock options. The exercise price of a stock option will not be less than the fair market value of the common stock on the date the option is granted. Repricing of stock options is prohibited unless prior stockholder approval is obtained. The Compensation Committee will designate each option as a non-qualified or an incentive stock option.

The option exercise price may, at the discretion of the Compensation Committee, be paid by a participant in cash, shares of common stock or a combination of cash and common stock. Except as set forth below with regard to specific corporate changes, no option will be exercisable within six months of the date of grant.

Stock Appreciation Rights

The Stock and Incentive Plan also authorizes the Compensation Committee to grant stock appreciation rights either independent of, or in connection with, a stock option. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date the stock appreciation right is granted.

If granted with a stock option, exercise of stock appreciation rights will result in the surrender of the right to purchase the shares under the option as to which the stock appreciation rights were exercised. Upon exercising a stock appreciation right, the holder receives for each share for which the stock appreciation right is exercised, an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Payment of that amount may be made in shares of common stock, cash, or a combination of cash and common stock, as determined by the Compensation Committee. The stock appreciation rights will not be exercisable within six months of the date of grant. The term of a stock appreciation right grant may not exceed ten years, and no consideration is received by us for granting stock appreciation rights.

Restricted Stock

The Stock and Incentive Plan provides that shares of common stock subject to specific restrictions may be awarded to eligible individuals as determined by the Compensation Committee. The Compensation Committee will determine the nature and extent of the restrictions on the shares, the duration of the restrictions, and any circumstance under which restricted shares will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. During the period of restriction, recipients will have the right to receive dividends and the right to vote the shares.

Restricted Stock Units

The Stock and Incentive Plan authorizes the Compensation Committee to grant restricted stock units. A restricted stock unit is a unit evidencing the right to receive one share of common stock or an equivalent cash value equal to the fair market value of a share of common stock. The Compensation Committee will determine the nature and extent of the restrictions on the restricted stock units, the duration of the restrictions, and any circumstance under which restricted stock units will be forfeited. With a limited exception, the restriction period may not be less than three years from the date of grant. The Compensation Committee may provide for the payment of dividend equivalents during the period of restriction, but recipients will not have the right to receive actual dividends or to vote the shares underlying the restricted stock units.

Performance Awards

The Stock and Incentive Plan permits the Compensation Committee to grant performance awards to eligible individuals. Performance awards are awards that are contingent on the achievement of one or more performance measures. Such performance measures may be established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code. Performance awards may be settled in cash or stock, as determined by the Compensation Committee. The number of shares or share equivalents under performance awards, singly or in combination, together with the number of stock option shares or stock appreciation rights, granted to any individual in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value (determined as of the date of grant) of any performance award that is not denominated in stock granted to any one participant in a calendar year may not exceed $20,000,000.

The performance criteria that may be used by the Compensation Committee in granting performance awards consist of objective tests based on the following:

— earnings	— cash value added performance
— cash flow	— stockholder return and/or value
— customer satisfaction	— operating profits (including EBITDA)
— revenues	— net profits
— financial return ratios	— earnings per share
— profit return and margins	— stock price
— market share	— cost reduction goals
— working capital	— debt to capital ratio

The Compensation Committee may select one criterion or multiple criteria for measuring performance. The measurement may be based on our overall corporate performance, based on subsidiary or business unit performance, or based on comparative performance with other companies or other external measures of selected performance criteria. The Compensation Committee will also determine the length of time over which performance will be measured and the effect of a recipient’s death, disability, retirement or other termination of service during the performance period.

Stock Value Equivalent Awards

The Stock and Incentive Plan permits the Compensation Committee to grant stock value equivalent awards to eligible individuals. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value of the shares, over a specified period of time, pursuant to a vesting schedule, all as determined by the Compensation Committee. Payment of the vested portion of a stock value equivalent award shall be made in cash, based on the fair market value of the common stock on the payment date. The Compensation Committee will also determine the effect of a recipient’s death, disability, retirement or other termination of service during the applicable period.

Amendment

The Stock and Incentive Plan provides that the Board of Directors may at any time terminate or amend the plan. However, the Board may not, without approval of the stockholders, amend the Stock and Incentive Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that:

—	materially increases the benefits accruing to a Holder under the plan;
—	materially increases the aggregate number of securities that may be issued under the plan;
—	materially modifies the requirements as to eligibility for participation in the plan; or
—	changes the types of awards available under the plan.

No amendment or termination of the Stock and Incentive Plan shall, without the consent of the optionee or participant, alter or impair rights under any options or other awards previously granted.

The summary of the Stock and Incentive Plan provided above is a summary of the principal features of the plan. This summary, however, does not purport to be a complete description of all of the provisions of the Stock and Incentive Plan. It is qualified in its entirety by references to the full text of the Stock and Incentive Plan. A copy of the Stock and Incentive Plan has been filed with the Securities and Exchange Commission with this proxy statement, and any stockholder who wishes to obtain a copy of the Stock and Incentive Plan may do so by written request to the Corporate Secretary at the address set forth on page 1 of this proxy statement.

Change-in-Control

In the event of a corporate change, unless an award document otherwise provides, as of the corporate change effective date, the following will occur automatically:

—	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable;
—	any restrictions on restricted stock awards or restricted stock unit awards shall immediately lapse;
—	all performance measures upon which an outstanding performance award is contingent shall be deemed achieved and the holder shall receive a payment equal to the maximum amount of the award he or she would have been entitled to receive, prorated to the corporate change effective date; and
—	any outstanding cash awards including, but not limited to, stock value equivalent awards, shall immediately vest and be paid based on the vested value of the award.

Plan Benefits

All awards to directors, executive officers and employees are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the Stock and Incentive Plan as amended and restated are not determinable at this time.

Federal Income Tax Treatment

The following summarizes the current U.S. federal income tax consequences generally arising for awards under the Stock and Incentive Plan.

A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise, but in some circumstances may be subject to an alternative minimum tax as a result of the exercise. Similarly, we are not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, we will not be entitled to any deduction for federal income tax purposes. If the participant fails to hold the shares for that period, the disposal is treated as a disqualifying disposition. The gain on the disposition is ordinary income to the participant to the extent of the difference between the option price and the fair market value on the exercise date. Any excess is long-term or short-term capital gain, depending on the holding period. Under these circumstances, we will be entitled to a tax deduction equal to the ordinary income amount the participant recognizes in a disqualifying disposition.

A participant who is granted a non-qualified stock option does not have taxable income at the time of grant, but does have taxable income at the time of exercise. The income equals the difference between the exercise price of the shares and the market value of the shares on the date of exercise. We are entitled to a corresponding tax deduction for the same amount.

The grant of a stock appreciation right will produce no U.S. federal tax consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to us.

A participant who has been granted an award of restricted shares of common stock or an award of restricted stock units will not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares or cash received at that time over the amount, if any, paid for the shares. We will be entitled to a corresponding tax deduction. Dividends on restricted stock and dividend equivalents, if any, on restricted stock units paid to the participant during the restriction period will also be compensation income to the participant and will be deductible as compensation expense by us.

A participant who has been granted a performance award will not realize taxable income at the time of the grant, and we will not be entitled to a tax deduction at that time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and we will be entitled to a corresponding tax deduction.

The grant of a stock value equivalent award produces no U.S. federal income tax consequences for the participant or us. The payment of a stock value equivalent award results in taxable income to the participant equal to the amount of the payment received, valued with reference to the fair market value of the common stock on the payment date. We are entitled to a corresponding tax deduction for the same amount.

We may deduct any taxes required by law to be withheld in connection with any award.

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals or (iii) restrictions on acceleration of payouts, will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. Failure to comply with section 409A may result in the early taxation (plus interest) to the holder of deferred compensation and the imposition of a 20% penalty on the holder on such deferred amounts included in the holder’s income. In general, to avoid a section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a change-in-control, an unforeseen emergency (other than death), each as defined under section 409A or at a specified time. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for the reasons specified above may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Based on current guidance, we expect that we will be able to structure future awards in a manner that complies with section 409A.

General/Vote Required

The closing price of Halliburton’s common stock on March 19, 2012, as traded on the New York Stock Exchange was $35.00 per share.

The affirmative vote of the holders of a majority of the shares of Halliburton’s common stock represented at the Annual Meeting and entitled to vote on the matter is needed to approve the proposal.

The Board of Directors recommends a vote FOR the approval of the proposed amendment and restatement of the Halliburton Company Stock and Incentive Plan.

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ADDITIONAL INFORMATION

Advance Notice Procedures

Under our By-laws, no business, including nominations of a person for election as a director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to us (containing the information specified in the By-laws). To be timely, a stockholder’s notice for matters to be brought before the Annual Meeting of Stockholders in 2013 must be delivered to or mailed and received at our principal executive office specified on page 1 of this proxy statement not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2012 Annual Meeting of Stockholders, or no later than February 15, 2013 and no earlier than January 16, 2013. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement. This advance notice requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Proxy Solicitation Costs

The proxies accompanying this proxy statement are being solicited by us. The cost of soliciting proxies will be borne by us. We have retained Georgeson Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson a fee of $13,000 and reimburse it for out-of-pocket disbursements and expenses. Our officers and employees may solicit proxies personally, by telephone or other telecommunications with some stockholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers and others for their reasonable expenses in forwarding proxies and proxy material to beneficial owners of our stock.

Stockholder Proposals for the 2013 Annual Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2013 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our Vice President and Corporate Secretary at 3000 N. Sam Houston Parkway E., Administration Building, Houston, TX 77032, no later than December 4, 2012. The 2013 Annual Meeting will be held on May 15, 2013.

OTHER MATTERS

As of the date of this proxy statement, we know of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by stockholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors,

CHRISTINA M. IBRAHIM
Vice President and Corporate Secretary

April 3, 2012

Appendix A

CORPORATE GOVERNANCE GUIDELINES

Revised as of March 20, 2010

The Board has adopted these Guidelines to assist it in the exercise of its responsibilities. These Guidelines are reviewed annually by the Nominating and Corporate Governance Committee and revised, as appropriate.

I.	GOVERNANCE RESPONSIBILITIES

The Board of Directors believes that the primary responsibility of the Directors is to provide effective governance over Halliburton’s affairs for the benefit of its stockholders. That responsibility includes:

A.	Evaluate the performance of the Chief Executive Officer and take appropriate action, including removal, when warranted. Specifically, the Board will:

1.	In an executive session, each year, the Lead Director shall facilitate the discussion of the Board to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, the outside Directors take into consideration the executive’s performance in both qualitative and quantitative areas, including:

a)	Leadership and vision;

b)	Integrity;

c)	Keeping the Board informed on matters affecting Halliburton and its operating units;

d)	Performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals);

e)	Development and implementation of initiatives to provide long-term economic benefit to Halliburton;

f)	Accomplishment of strategic objectives; and

g)	Development of management.

The Lead Director will communicate the evaluation to the Chief Executive Officer. The Compensation Committee will review the evaluation of the Chief Executive Officer in the course of its deliberations and before it provides a recommendation to the full Board of Directors for the Chief Executive Officer’s Compensation for the upcoming year.

2.	Set the Chief Executive Officer’s compensation for the next year based upon a recommendation from the Compensation Committee.

B.	Select, evaluate, and set the compensation of executive management of Halliburton.

C.	Annually review and evaluate the succession plans and management development programs for all members of executive management, including the Chief Executive Officer. Specifically, the Board will oversee a Chief Executive Officer succession management process, which will:

1.	Develop criteria for the CEO position that reflects Halliburton’s business strategy;

2.	Utilize a formal assessment process to evaluate CEO candidates;

3.	Identify and develop internal candidates for the CEO position;

4.	Ensure non-emergency CEO planning at least three (3) years before an expected transition;

5.	Develop and maintain an emergency CEO succession plan;

6.	Publish a report on succession planning to stockholders in Halliburton’s annual proxy statement.

D.	Conduct periodic review and approval of strategic and business plans and monitor corporate performance against such plans.

E.	Review applicable laws and regulations; Halliburton maintenance of accounting, financial, disclosure, and other controls; and the adequacy of compliance systems and controls, and adopt policies to govern corporate conduct and compliance.

F.	Review matters of corporate governance.

G.	Conduct an annual evaluation of the overall effectiveness of the Board.

II.	BOARD STRUCTURE:

A.	Chairman of the Board and Chief Executive Officer: The Board believes that, under normal circumstances, the Chief Executive Officer of Halliburton should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to shareholders for the overall management and functioning of Halliburton.

B.	Lead Director: The Lead Director is elected by and from the independent outside Directors. The Lead Director of the Board shall preside at each executive session of the outside Directors and, in his or her absence, the outside Directors shall select one of their number to preside. The Lead Director is responsible for periodically scheduling and conducting separate meetings and coordinating the activities of the outside Directors, providing input into agendas for Board meetings and performing various other duties as may be appropriate, including advising the Chairman of the Board.

C.	Director Independence: the Nominating and Corporate Governance Committee will review the definition of independence and compliance with this policy periodically.

1.	The Board believes that as a matter of policy two-thirds of the members of the Board should be independent Directors. In order to be independent, a Director cannot have a material relationship with Halliburton. A Director will be considered independent if he or she:

a)	has not been employed by Halliburton or its affiliate in the preceding three years and no member of the Director’s immediate family has been employed as an executive officer of Halliburton or its affiliates in the preceding three years;

b)	has not received, and does not have an immediate family member that has received for service as an executive officer of Halliburton, within the preceding three years, during any twelve-month period, more than $120,000 in direct compensation from Halliburton, other than director’s fees, committee fees or pension or deferred compensation for prior service;

c)	(i) is not a current partner or employee of Halliburton’s independent auditor and (ii) was not during the past three calendar years a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

d)	does not have an immediate family member who (i) is a current partner of Halliburton’s independent auditor, (ii) is a current employee of Halliburton’s independent auditor who personally works on Halliburton’s audit and (iii) was during the past three calendar years, a partner or employee of Halliburton’s independent auditor and personally worked on Halliburton’s audit;

e)	is not a current employee of a customer or supplier of Halliburton or its affiliates and does not have an immediate family member who is a current executive officer of such customer or supplier that made payments to, or received payments from, Halliburton or its affiliates in an amount which exceeds the greater of $1 million or 2% of such customer’s or supplier’s consolidated gross revenues within any of the preceding three years;

f)	has not been within the preceding three years part of an interlocking directorate in which the Chief Executive Officer or another executive officer of Halliburton serves on the compensation committee of another corporation that employs the Director, or an immediate family member of the Director, as an executive officer.

2.	All Directors complete independence questionnaires at least annually and the Board makes determinations of the independence of its members.

D.	Employee Directors: The Board believes that employee Directors should number not more than two (2). While this number is not an absolute limitation, other than the Chief Executive Officer, who should at all times be a member of the Board, employee Directors should be limited only to those officers whose positions or potential make it appropriate for them to sit on the Board.

E.	Size of the Board: The Board believes that, optimally, the Board should number between ten (10) and fourteen (14) members. The By-laws prescribe that the number of Directors will not be less than eight (8) nor more than twenty (20).

F.	Service of Former CEOs and Other Former Employees on the Board: Employee Directors shall retire from the Board at the time of their retirement as an employee unless continued service as a Director is requested and approved by the Board.

G.	Annual Election of All Directors: As provided in Halliburton’s By-laws, all Directors are elected annually by the majority of votes cast, unless the number of nominees exceeds the number of Directors to be elected, in which event the Directors shall be elected by a plurality vote. Should a Director’s principal title change during the year, he or she must submit a letter of Board resignation to the Chairman of the Nominating and Corporate Governance Committee who, with the full Committee, shall have the discretion to accept or reject the resignation.

H.	Process for the Selection of New Directors: The Board is responsible for filling Board vacancies that may occur between annual meetings of stockholders. The Board has delegated to the Nominating and Corporate Governance Committee the duty of selecting and recommending prospective nominees to the Board for approval. The Nominating and Corporate Governance Committee considers suggestions of candidates for Board membership made by current Committee and Board members, Halliburton management, and stockholders. The Committee may retain an independent executive search firm to identify candidates for consideration. A stockholder who wishes to recommend a prospective candidate should notify Halliburton’s Corporate Secretary, as described in our proxy statement. The Nominating and Corporate Governance Committee also considers whether to nominate persons put forward by stockholders pursuant to Halliburton’s By-laws relating to stockholder nominations, Section 6.

When it is necessary to add a Director to the Board, the Nominating and Corporate Governance Committee, in consultation with the Board, determines the specific criteria for a new Director candidate. After the Nominating and Corporate Governance Committee identifies a prospective candidate, the Committee determines the appropriate method to evaluate the candidate. This determination is based on the information provided to the Committee by the person recommending the prospective candidate and the Committee’s knowledge of the candidate. This information may be supplemented by inquiries to the person who made the recommendation or to others. The preliminary determination is based on the need for additional Board members to fill vacancies or to expand the size of the Board, and the likelihood that the candidate will meet the Board membership criteria listed in item I below. The Committee will determine, after discussion with the Chairman of the Board and other Board members, whether a candidate should continue to be considered as a potential nominee. If a candidate warrants additional consideration, the Committee may request an independent executive search firm to gather additional information about the candidate’s background, experience, and reputation, and to report its findings to the Committee. The Committee then evaluates the candidate and determines whether to interview the candidate. One or more members of the Committee and others as appropriate perform candidate interviews. Once the evaluation and interview are completed, the

Committee recommends to the Board of Directors which candidates should be nominated. The Board makes a determination of nominees after review of the recommendation and the Committee’s report.

I.	Board Membership Criteria: Candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

1.	Personal characteristics:

a)	Highest personal and professional ethics, integrity and values;

b)	An inquiring and independent mind; and

c)	Practical wisdom and mature judgment.

2.	Broad training and experience at the policy-making level in business, government, education or technology.

3.	Expertise that is useful to Halliburton and complementary to the background and experience of other Board members, so that an optimum balance of members on the Board can be achieved and maintained.

4.	Willingness to devote the required amount of time to carrying out the duties and responsibilities of Board membership.

5.	Commitment to serve on the Board for several years to develop knowledge about Halliburton’s principal operations.

6.	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

7.	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to Halliburton and its stockholders.

The Board annually evaluates nominees for election and reelection to ensure they meet the above criteria.

J.	Diversity: The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the needs of the Board at a given point in time and shall periodically review and update the criteria as deemed necessary. Personal experience and background, race, gender, age and nationality are reviewed for the Board as a whole, and diversity in these factors may be taken into account in considering individual candidates.

K.

Director Tenure: The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, will perform an annual review of each Director’s continuation on the Board in making its recommendation to the Board concerning his or her nomination for election or reelection as a Director. As a condition to being nominated by the Board for continued service as a Director, each incumbent Director nominee shall sign and deliver to the Board an irrevocable letter of resignation, in a form satisfactory to the Board. For any Director nominee who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. The resignation letter is limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. Such resignation shall only be effective upon acceptance by the Board of Directors. Each non-incumbent Director nominee shall agree upon his or her election as a Director to sign and deliver to the Board such irrevocable letter of resignation. Further, the Board shall fill vacancies and new directorships only with candidates who agree to tender a letter of resignation as described above, promptly following their appointment as a Director. The Board’s expectation is that any Director whose resignation has been tendered as described in this section will abstain from participation in both the Nominating and Corporate Governance Committee’s consideration of the resignation, if they are a member of that committee, and the Board’s decision regarding the resignation. There are no term limits on Directors’ service, other than mandatory retirement.

L.	Director Retirement: It is the policy of the Board that each outside Director shall retire from the Board immediately prior to the annual meeting of stockholders following his or her seventy-second (72nd) birthday. Employee Directors shall retire at the time of their retirement from employment with Halliburton unless the Board approves continued service as a Director.

M.	Director Compensation Review: It is appropriate for executive management of Halliburton, assisted by an independent compensation consultant, to report periodically to the Nominating and Corporate Governance Committee on the status of Halliburton’s Director compensation practices in relation to other companies of comparable size and Halliburton’s competitors.

N.	Changes to Director Compensation: Changes in Director compensation, if any, should come upon the recommendation of the Nominating and Corporate Governance Committee, but with full discussion and concurrence by the Board.

O.	Form and Amount of Director Compensation: The Nominating and Corporate Governance Committee annually reviews the competitiveness of Halliburton’s Director compensation practices. In doing so, the Committee, with the assistance of an independent compensation consultant, compares Halliburton’s practices with those of its comparator group, which includes both peer and general industry companies. Specific components reviewed include: cash compensation, equity compensation, benefits, and perquisites. Information is gathered directly from published proxy statements of comparator group companies. Additionally, the Committee utilizes external market data gathered from a variety of survey sources to serve as a reference point against a broader group of companies. Determinations as to the form and amount of Director compensation are based on Halliburton’s competitive position resulting from this review.

P.	Annual Meeting Attendance: It is the policy of the Board that all Directors attend the Annual Meeting of Stockholders and Halliburton’s annual proxy statement shall state the number of Directors who attended the prior year’s Annual Meeting.

III.	OPERATION OF THE BOARD MEETINGS

A.	Executive Sessions of Outside Directors: During each regular Board meeting, the outside Directors meet in scheduled executive sessions, presided over by the Lead Director.

B.	Frequency of Board Meetings: The Board has five regularly scheduled meetings per year. Special meetings are called as necessary. It is the responsibility of the Directors to attend the meetings. Director attendance is evaluated as part of the annual Director assessment process.

C.	Attendance of Non-Directors at Board Meetings: The Chief Financial Officer and the General Counsel will be present during Board meetings, except where there is a specific reason for one or both of them to be excluded. In addition, the Chairman of the Board may invite one or more members of management to be in regular attendance at Board meetings and may include other officers and employees from time to time as appropriate to the circumstances.

D.	Board Access to Management: Directors have open access to Halliburton’s management. In addition, members of Halliburton’s executive management routinely attend Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. The Board encourages executive management to bring managers into Board or Committee meetings and other scheduled events who (i) can provide additional insight into matters being considered or (ii) represent managers with future potential whom executive management believe should be given exposure to the members of the Board.

E.	Board Access to Independent Advisors: The Board has the authority to retain, set terms of engagement, and dismiss such independent advisors, including legal counsel or other experts, as it deems appropriate, and to approve the fees and expenses of such advisors.

F.	Conflicts of Interest: If an actual or potential conflict of interest develops because of significant dealings or competition between Halliburton and a business with which the Director is affiliated, the Director should report the matter immediately to the Chairman of the Board for evaluation by the Board. A significant conflict must be resolved or the Director should resign. If a Director has a personal interest in a matter before the Board, the Director shall disclose the interest to the full Board and excuse him or herself from participation in the discussion and shall not vote on the matter.

G.	Strategic and Business Planning: Strategic and business plans will be reviewed annually at one of the Board’s regularly scheduled meetings.

H.	Agenda Items for Board Meetings: The Chairman of the Board and Chief Executive Officer prepares a draft agenda for each Board meeting and the agenda and meeting schedule are submitted to the Lead Director for approval. The other Board members may suggest items for inclusion on the agenda and each Director may also raise at any Board meeting, subjects that are not on the agenda.

I.	Board/Committee Forward Calendars: A forward calendar of matters requiring recurring and focused attention by the Board and each Committee will be prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration. The Board or Committee shall annually review the recurring events calendars and may change or revise them as deemed appropriate.

J.	Advance Review of Meeting Materials: In advance of each Board or Committee meeting, a proposed agenda will be distributed to each Director. In addition, to the extent feasible or appropriate, information and data important to the Directors’ understanding of the matters to be considered, including background summaries and presentations to be made at the meeting, will be distributed in advance of the meeting. The Lead Director approves information distributed to the Directors. Directors also routinely receive monthly financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of Halliburton’s business, performance, and prospects. It is each Director’s responsibility to review the meeting materials and other information provided by Halliburton.

IV.	COMMITTEES OF THE BOARD

A.	Number and Types of Committees: A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which he or she is appointed.

B.	Standing Committees: The Board has established the following standing Committees: Audit, Compensation, Health, Safety and Environment, and Nominating and Corporate Governance. Each Committee’s charter is to be reviewed annually by the Committee and the Board.

C.	Composition of Committees: It is the policy of the Board that only outside Directors serve on Board Committees. Further, only independent Directors serve on the Audit; Compensation; and the Nominating and Corporate Governance Committees.

D.	Interlocking Directorates: A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another Halliburton executive officer serves on the board of another corporation that employs the Director) may not serve on the Compensation Committee. The composition of the Board Committees will be reviewed annually to ensure that each of its members meet the criteria set forth in applicable SEC, NYSE, and IRS rules and regulations.

E.	Committee Rotation: The Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer, recommends annually to the Board the membership of the various Committees and their Chairmen and the Board approves the Committee assignments. In making its recommendations to the Board, the Nominating and Corporate Governance Committee takes into consideration the need for continuity, subject matter expertise, applicable SEC, IRS, or NYSE requirements, tenure, and the desires of individual Board members.

F.	Frequency and Length of Committee Meetings: Each Committee shall meet as frequently and for such length of time as may be required to carry out its assigned duties and responsibilities. The schedule for regular meetings of the Board and Committees for each year is submitted and approved by the Board in advance. In addition, the Chairman of a Committee may call a special meeting at any time if deemed advisable.

G.	Committee Agendas/Reports to the Board: Members of management and staff will prepare draft agenda and related background information for each Committee meeting which, to the extent desired by the relevant Committee Chairman, will be reviewed and approved by the Committee Chairman in advance of distribution to the other members of the Committee. A forward calendar of recurring topics to be discussed during the year will be prepared for each Committee and furnished to all Directors. Each Committee member is free to suggest items for inclusion on the agenda and to raise at any Committee meeting subjects that are not on the agenda for that meeting.

Reports on each Committee meeting are made to the full Board. All Directors are furnished copies of each Committee’s minutes.

V.	OTHER BOARD PRACTICES

A.	Director Orientation and Continuing Education: An orientation program has been developed for new Directors which includes comprehensive information about Halliburton’s business and operations; general information about the Board and its Committees, including a summary of Director compensation and benefits; and a review of Director duties and responsibilities. Halliburton provides annual continuing education courses on business unit product and service line operations.

B.	Board Interaction with Institutional Investors and Other Stakeholders: The Board believes that it is executive management’s responsibility to speak for Halliburton. Individual Board members may, from time to time, meet or otherwise communicate with outside constituencies that are involved with Halliburton. In those instances, however, it is expected that Directors will do so only with the knowledge of executive management and, absent unusual circumstances, only at the request of executive management.

C.	Stockholder Communications with Directors: To foster better communication with Halliburton’s stockholders, Halliburton established a process for stockholders to communicate with the Audit Committee and the Board of Directors. The process has been approved by both the Audit Committee and the Board, and meets the requirements of the NYSE, and the SEC. The methods of communication with the Board include mail (Board of Directors c/o Director of Business Conduct, Halliburton Company, P.O. Box 42806, Houston, Texas 77242-2806, USA), a dedicated telephone number (888-312-2692 or 770-613-6348) and an e-mail address (BoardofDirectors@halliburton.com). Information regarding these methods of communication is also on Halliburton’s website, www.halliburton.com, under “Corporate Governance”.

Halliburton’s Director of Business Conduct, a Company employee, reviews all stockholder communications directed to the Audit Committee and the Board of Directors. The Chairman of the Audit Committee is promptly notified of any significant communication involving accounting, internal accounting controls, or auditing matters. The Lead Director is promptly notified of any other significant stockholder communications and communications addressed to a named Director are promptly sent to the Director. A report summarizing all communications is sent to each Director quarterly and copies of communications are available for review by any Director.

D.	Periodic Review of these Guidelines: The operation of the Board of Directors is a dynamic and evolving process. Accordingly, the Nominating and Corporate Governance Committee will review these Guidelines periodically and any recommended revisions will be submitted to the full Board for consideration and approval.

Appendix B

HALLIBURTON COMPANY

STOCK AND INCENTIVE PLAN

AS AMENDED AND RESTATED FEBRUARY 16, 2012

I.	PURPOSE

The purpose of the Halliburton Company Stock and Incentive Plan (the “Plan”) is to provide a means whereby Halliburton Company, a Delaware corporation (the “Company”), and its Subsidiaries may attract, motivate and retain highly competent employees and to provide a means whereby selected employees can acquire and maintain stock ownership and receive cash awards, thereby strengthening their concern for the long-term welfare of the Company. The Plan is also intended to provide employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. A further purpose of the Plan is to allow awards under the Plan to Non-employee Directors in order to enhance the Company’s ability to attract and retain highly qualified Directors. Accordingly, the Plan provides for granting Incentive Stock Options, Options which do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Stock Value Equivalent Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Non-employee Director as provided herein. The Plan was established February 18, 1993 as the Halliburton Company 1993 Stock and Incentive Plan, has been amended from time to time thereafter, and is hereby amended and restated effective as of February 16, 2012.

II.	DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)	“Award” means, individually or collectively, any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award.

(b)	“Award Document” means the relevant award agreement or other document containing the terms and conditions of an Award.

(c)	“Beneficial Owners” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d)	“Board” means the Board of Directors of Halliburton Company.

(e)	“Change of Control Value” means, for the purposes of Paragraph (f) of Article XIII, the amount determined in Clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place or (iii) if a Corporate Change occurs other than as described in Clause (i) or Clause (ii), the fair market value per share determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of an Award. If the consideration offered to stockholders of the Company in any transaction described in this Paragraph (e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)	“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)	“Committee” means the committee selected by the Board to administer the Plan in accordance with Paragraph (a) of Article IV of the Plan.

(h)	“Common Stock” means the Common Stock, par value $2.50 per share, of the Company.

(i)	“Company” means Halliburton Company, a Delaware corporation.

(j)	“Corporate Change” shall conclusively be deemed to have occurred on a Corporate Change Effective Date if an event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its affiliates other than in connection with the acquisition by the Company or any of its affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets, other than a sale, disposition, lease or exchange by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Corporate Change” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(k)	“Corporate Change Effective Date” shall mean:

(i)	the first date that the direct or indirect ownership of 20% or more combined voting power of the Company’s outstanding securities results in a Corporate Change as described in clause (i) of such definition above; or

(ii)	the date of the election of Directors that results in a Corporate Change as described in clause (ii) of such definition; or

(iii)	the date of the merger or consideration that results in a Corporate Change as described in clause (iii) of such definition; or

(iv)	the date of stockholder approval that results in a Corporate Change as described in clause (iv) of such definition.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)	“Fair Market Value” means, as of any specified date, the closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on such exchange, such other national securities exchange on which the Common Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported or, in the sole discretion of the Committee for purposes of determining the Fair Market Value of the Common Stock at the time of exercise of an Option or a Stock Appreciation Right, such Fair Market Value shall be the prevailing price of the Common Stock as of the time of exercise. If the Common Stock is not then listed or quoted on any national securities exchange but is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low sales prices of Common Stock on the most recent date on which Common Stock was publicly traded. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(n)	“Holder” means an employee or Non-employee Director of the Company who has been granted an Award.

(o)	“Immediate Family” means, with respect to a particular Holder, the Holder’s spouse, parent, brother, sister, children and grandchildren (including adopted and step children and grandchildren).

(p)	“Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(q)	“Minimum Criteria” means a Restriction Period that is not less than three (3) years from the date of grant of a Restricted Stock Award or Restricted Stock Unit Award.

(r)	“Non-employee Director” means a member of the Board who is not an employee or former employee of the Company or its Subsidiaries.

(s)	“Option” means an Award granted under Article VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options which do not constitute Incentive Stock Options to purchase Common Stock.

(t)	“Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(u)	“Optionee” means a Holder who has been granted an Option.

(v)	“Parent Corporation” shall have the meaning set forth in Section 424(e) of the Code.

(w)	“Performance Award” means an Award granted under Article XI of the Plan.

(x)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(y)	“Plan” means the Halliburton Company Stock and Incentive Plan, as amended and restated.

(z)	“Restricted Stock Award” means an Award granted under Article IX of the Plan.

(aa)	“Restricted Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(bb)	“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or an equivalent value equal to the Fair Market Value of a share of Common Stock (as determined by the Committee) that is restricted or subject to forfeiture provisions.

(cc)	“Restricted Stock Unit Award” means as Award granted under Article X of the Plan.

(dd)	“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Unit Award.

(ee)	“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued), no longer restricted or subject to forfeiture provisions.

(ff)	“Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Common Stock on the date such right is exercised over the exercise price of such Stock Appreciation Right.

(gg)	“Stock Appreciation Right” means an Award granted under Article VIII of the Plan.

(hh)	“Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

(ii)	“Stock Value Equivalent Award” means an Award granted under Article XII of the Plan.

(jj)	“Subsidiary” means a company (whether a corporation, partnership, joint venture or other form of entity) in which the Company or a corporation in which the Company owns a majority of the shares of capital stock, directly or indirectly, owns a greater than 20% equity interest, except that with respect to the issuance of Incentive Stock Options the term “Subsidiary” shall have the same meaning as the term “subsidiary corporation” as defined in Section 424(f) of the Code.

(kk)	“Successor Holder” shall have the meaning given such term in Paragraph (f) of Article XV.

III.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan as amended and restated herein was adopted by the Board on February 16, 2012, subject to approval by the Company’s stockholders. Subject to the provisions of Article XIII, the Plan shall remain in effect until all Options and Stock Appreciation Rights granted under the Plan have been exercised or expired by reason of lapse of time, all restrictions imposed upon Restricted Stock Awards and Restricted Stock Unit Awards have lapsed and all Performance Awards and Stock Value Equivalent Awards have been satisfied.

IV.	ADMINISTRATION

(a)	Composition of Committee. The Plan shall be administered by a Committee of Directors of the Company which shall be appointed by the Board.

(b)	Powers. The Committee shall have authority, in its discretion, to determine which eligible individuals shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Option, Stock Appreciation Right, Restricted Stock Award and Restricted Stock Unit Award, and the value of each Performance Award and Stock Value Equivalent Award. The Committee shall have the authority, in its discretion, to establish the terms and conditions applicable to any Award, subject to any specific limitations or provisions of the Plan. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their responsibility level, their present and potential contribution to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

(c)	Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Documents executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Document relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Award into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive.

(d)	Delegation of Authority. The Committee may delegate some or all of its power to the Chief Executive Officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power with regard to the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an Award to such employee would be outstanding; (ii) the Committee may not delegate its power with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person and (iii) any delegation of the power to grant Awards shall be permitted by applicable law.

(e)	Engagement of an Agent. The Company may, in its discretion, engage an agent to (i) maintain records of Awards and Holders’ holdings under the Plan, (ii) execute sales transactions in shares of Common Stock at the direction of Holders, (iii) deliver sales proceeds as directed by Holders, and (iv) hold shares of Common Stock owned without restriction by Holders, including shares of Common Stock previously obtained through the Plan that are transferred to the agent by Holders at their discretion. Except to the extent otherwise agreed by the Company and the agent, when an individual loses his or her status as an employee or Non employee Director of the Company, the agent shall have no obligation to provide any further services to such person and the shares of Common Stock previously held by the agent under the Plan may be distributed to the person or his or her legal representative.

V.	GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AWARDS, RESTRICTED STOCK UNIT AWARDS, PERFORMANCE AWARDS AND STOCK VALUE EQUIVALENT AWARDS; SHARES SUBJECT TO THE PLAN

(a)

Award Limits. The Committee may from time to time grant Awards to one or more individuals determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 39,297,682 shares. Shares issued as Restricted Stock Awards, Restricted Stock Unit Awards or pursuant to Performance Awards will count against the shares available for issuance under the Plan as 1.60 shares for every 1 share issued in connection with the Award. Notwithstanding anything contained herein to the contrary, the number of Option shares or Stock Appreciation Rights, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder in any one calendar year, shall not in the aggregate exceed 1,000,000. The cash value determined as of the date of grant of any Performance Award not denominated in Common Stock granted to any Holder in any one calendar year shall not exceed $20,000,000. Any shares which remain unissued and which are not subject to outstanding Options or Awards at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. If Awards are forfeited or are terminated for any other reason before being exercised or settled, then the shares underlying such Awards shall again become available for Awards under the Plan. Stock

Appreciation Rights and Options shall be counted in full against the number of shares available for issuance under the Plan, regardless of the number of shares issued upon settlement of the Stock Appreciation Rights and Options. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Article XIII with respect to shares of Common Stock subject to Options then outstanding. The 1,000,000-share limit on Stock Options and Stock Appreciation Rights Awards, singly or in combination, together with shares or share equivalents under Performance Awards granted to any Holder in any calendar year shall be subject to adjustment in the same manner as provided in Article XIII. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

(b)	Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and reacquired by the Company.

VI.	ELIGIBILITY

Only employees of the Company or any Parent Corporation or Subsidiary of the Company and Non-employee Directors shall be eligible for Awards under the Plan as determined by the Committee in its sole discretion. Each Award shall be evidenced in such manner and form as may be prescribed by the Committee.

VII.	STOCK OPTIONS

(a)	Stock Option Agreement. Each Option shall be evidenced by an Option Agreement between the Company and the Optionee which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price.

(b)	Option Period. The term of each Option shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of an Option exceed ten (10) years.

(c)	Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(d)	Option Price. The purchase price of Common Stock issued under each Option shall be determined by the Committee, but such purchase price shall not be less than the Fair Market Value of Common Stock subject to the Option on the date the Option is granted.

(e)	Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

(f)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the purchase price of Common Stock for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower purchase price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

VIII.	STOCK APPRECIATION RIGHTS

(a)	Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Common Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement between the Company and the Holder which shall contain such terms and conditions as may be approved by the Committee. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical. The Spread with respect to a Stock Appreciation Right may be payable either in cash, shares of Common Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Common Stock as determined by the Committee in its sole discretion.

(b)	Exercise Price. The exercise price of each Stock Appreciation Right shall be determined by the Committee, but such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted.

(c)	Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant; provided that, in no case, shall the term of a Stock Appreciation Right exceed ten (10) years.

(d)	Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(e)	Repricing Prohibited. Except for adjustments pursuant to Article XIII, the exercise price of a Stock Appreciation Right may not be decreased after the date of grant nor may an outstanding Stock Appreciation Right granted under the Plan be surrendered to the Company as consideration for the grant of a new Stock Appreciation Right with a lower exercise price, cash or a new Award unless there is prior approval by the Company stockholders. Any other action that is deemed to be a repricing under any applicable rule of the New York Stock Exchange shall be prohibited unless there is prior approval by the Company stockholders.

IX.	RESTRICTED STOCK AWARDS

(a)	Restricted Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to Restricted Stock Awards; provided, however, that, except as set forth below and as permitted by Paragraph (b) of this Article IX, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for (i) the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant or (ii) accelerated vesting upon a Corporate Change or upon a termination of employment or service by reason of death, disability or retirement shall be deemed to meet the Minimum Criteria. The Minimum Criteria shall not apply to an Award that is granted in lieu of salary or bonus (provided that the Participant is given the opportunity to accept cash in lieu of such Award). The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 5% of the total shares authorized to be issued under the Plan pursuant to Article V(a) (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b)	Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award or, at the option of the Company, in the name of a nominee of the Company. The Holder shall have the right to receive dividends during the Restriction Period, to vote the Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to possession of the stock certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the stock during the Restriction Period, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Award Agreement.

(c)	Payment for Restricted Stock. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)	Miscellaneous. Nothing in this Article shall prohibit the exchange of shares issued under the Plan (whether or not then subject to a Restricted Stock Award) pursuant to a plan of reorganization for stock or securities in the Company or another corporation a party to the reorganization, but the stock or securities so received for shares then subject to the restrictions of a Restricted Stock Award shall become subject to the restrictions of such Restricted Stock Award. Any shares of stock received as a result of a stock split or stock dividend with respect to shares then subject to a Restricted Stock Award shall also become subject to the restrictions of the Restricted Stock Award.

X.	RESTRICTED STOCK UNIT AWARDS

(a)	Restricted Period To Be Established by the Committee. The Committee shall establish the Restriction Period applicable to such Award; provided, however, that except as set forth below and as permitted by Paragraph (b) of this Article X, such Restriction Period shall not be less than the Minimum Criteria. An Award which provides for (i) the lapse of restrictions on shares applicable to such Award in equal annual installments over a period of at least three (3) years from the date of grant or (ii) accelerated vesting upon a Corporate Change or upon a termination of employment or service by reason of death, disability or retirement shall be deemed to meet the Minimum Criteria. The Minimum Criteria shall not apply to an Award that is granted in lieu of salary or bonus (provided that the Participant is given the opportunity to accept cash in lieu of such Award). The foregoing notwithstanding, with respect to Restricted Stock Awards and Restricted Stock Unit Awards of up to an aggregate of 5% of the total shares authorized to be issued under the Plan pursuant to Article V(a) shares (subject to adjustment as set forth in Article XIII), the Minimum Criteria shall not apply and the Committee may establish such lesser Restriction Periods applicable to such Awards as it shall determine in its discretion. Subject to the foregoing, each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Unit Award shall not be changed except as permitted by Paragraph (b) of this Article or by Article XIII.

(b)

Other Terms and Conditions. The Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Restricted Stock Unit Award, including, but not limited to, rules pertaining to the termination of a Holder’s service (by retirement, disability, death or otherwise) prior to expiration of the Restriction Period as shall be set forth in a Restricted Stock Unit Award Agreement. Cash dividend equivalents may be converted into additional Restricted Stock Units or may be paid during, or may be accumulated and paid at the end of, the Restriction Period with respect to a

Restricted Stock Unit Award, as determined by the Committee. The Committee, in its sole discretion, may provide for the deferral of a Restricted Stock Unit Award.

(c)	Payment for Restricted Stock Unit. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Unit Award, except to the extent otherwise required by law and except that the Committee may, in its discretion, charge the Holder an amount in cash not in excess of the par value of the shares of Common Stock issued under the Plan to the Holder.

(d)	Restricted Stock Units in Substitution for Units Granted by Other Corporations. Restricted Stock Unit Awards may be granted under the Plan from time to time in substitution for restricted stock units held by employees of corporations who become, or who became prior to the effective date of the Plan, employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

XI.	PERFORMANCE AWARDS

(a)	Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, a performance period over which the performance applicable to the Performance Award of the Holder shall be measured.

(b)	Performance Awards. Each Performance Award may have a maximum value established by the Committee at the time of such Award.

(c)	Performance Measures. A Performance Award granted under the Plan that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be awarded contingent upon the achievement of one or more performance measures. The performance criteria for Performance Awards shall consist of objective tests based on the following: earnings, cash flow, cash value added performance, stockholder return and/or value, revenues, operating profits (including EBITDA), net profits, earnings per share, stock price, cost reduction goals, debt to capital ratio, financial return ratios, profit return and margins, market share, working capital and customer satisfaction. The Committee may select one criterion or multiple criteria for measuring performance. Performance criteria may be measured on corporate, subsidiary or business unit performance, or on a combination thereof. Further, the performance criteria may be based on comparative performance with other companies or other external measure of the selected performance criteria. A Performance Award that is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

(d)	Payment. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Award, if any, based on the achievement of the performance measures for such performance period, as determined by the Committee in its sole discretion. Payment of a Performance Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock on the payment date.

(e)	Termination of Service. The Committee shall determine the effect of termination of service during the performance period on a Holder’s Performance Award.

XII.	STOCK VALUE EQUIVALENT AWARDS

(a)	Stock Value Equivalent Awards. Stock Value Equivalent Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Stock Value Equivalent Award may have a maximum value established by the Committee at the time of such Award.

(b)	Award Period. The Committee shall establish a period over which each Stock Value Equivalent Award shall vest with respect to the Holder.

(c)	Payment. Following the end of the determined period for a Stock Value Equivalent Award, the Holder of a Stock Value Equivalent Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Stock Value Equivalent Award, if any, based on the then vested value of the Award. Payment of a Stock Value Equivalent Award (i) shall be made in cash, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the determined period with respect to a Stock Value Equivalent Award, as determined by the Committee.

(d)	Termination of Service. The Committee shall determine the effect of termination of service during the applicable vesting period on a Holder’s Stock Value Equivalent Award.

XIII.	RECAPITALIZATION OR REORGANIZATION

(a)	Except as hereinafter otherwise provided, in the event of any recapitalization, reorganization, merger, consolidation, combination, exchange, stock dividend, stock split, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of Common Stock occurring after the date of the grant of an Award, the Committee shall, in its discretion, make such adjustment as to the number and price of shares of Common Stock or other consideration subject to such Awards as the Committee shall deem appropriate in order to prevent dilution or enlargement of rights of the Holders.

(b)	The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities having any priority or preference with respect to or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(c)	The shares with respect to which Options, Stock Appreciation Rights or Restricted Stock Units may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Option, Stock Appreciation Rights or Restricted Stock Unit Award, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award relates or may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and, as applicable, the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and, as applicable, the purchase price per share shall be proportionately increased.

(d)	If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or Stock Appreciation Right or payment in settlement of a Restricted Stock Unit Award theretofore granted, the Holder shall be entitled to purchase or receive, as applicable, under such Award, in lieu of the number of shares of Common Stock as to which such Award relates or shall then be exercisable, the number and class of shares of stock and securities and the cash and other property to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

(e)	In the event of a Corporate Change, unless an Award Document otherwise provides, as of the Corporate Change Effective Date (i) any outstanding Options and Stock Appreciation Rights shall become immediately vested and fully exercisable, (ii) any restrictions on Restricted Stock Awards or Restricted Stock Unit Awards shall immediately lapse, (iii) all performance measures upon which an outstanding Performance Award is contingent shall be deemed achieved and the Holder shall receive a payment equal to the maximum amount of the Award he or she would have been entitled to receive, prorated to the Corporate Change Effective Date, and (iv) any outstanding cash Awards including, but not limited to, Stock Value Equivalent Awards shall immediately vest and be paid based on the vested value of the Award.

(f)	In the relevant Award Document, the Committee may provide that, no later than two (2) business days prior to any Corporate Change referenced in Clause (ii), (iii) or (iv) of the definition thereof or ten (10) business days after any Corporate Change referenced in Clause (i) of the definition thereof, the Committee may, in its sole discretion, (i) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Options and pay to each Optionee an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (ii) require the mandatory surrender to the Company by selected Holders of Stock Appreciation Rights of some or all of the outstanding Stock Appreciation Rights held by such Holders (irrespective of whether such Stock Appreciation Rights are then exercisable under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Appreciation Rights and pay to each Holder an amount of cash equal to the Spread with respect to such Stock Appreciation Rights with the Fair Market Value of the Common Stock at such time to be deemed to be the Change of Control Value, or (iii) require the mandatory surrender to the Company by selected Holders of Restricted Stock Awards, Restricted Stock Unit Awards or Performance Awards of some or all of the outstanding Awards held by such Holder (irrespective of whether such Awards are vested under the provisions of the Plan) as of a date (before or after a Corporate Change) specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each Holder an amount of cash equal to the Change of Control Value of the shares, if the Award is denominated in Common Stock, or an amount of cash determined in the manner set forth in the Performance Award, if the Performance Award is not denominated in Common Stock.

(g)	Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted, the purchase price per share of Common Stock subject to Options or the calculation of the Spread with respect to Stock Appreciation Rights.

(h)	Notwithstanding the foregoing, the provisions of this Article XIII shall be administered in accordance with Section 409A of the Code to the extent required to avoid the taxes imposed thereunder.

XIV.	AMENDMENT OR TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan or alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to effect a “material revision” of the Plan, where a “material revision” includes, but is not limited to, a revision that: (a) materially increases the benefits accruing to a Holder under the Plan, (b) materially increases the aggregate number of securities that may be issued under the Plan, (c) materially modifies the requirements as to eligibility for participation in the Plan, or (d) changes the types of awards available under the Plan.

XV.	OTHER

(a)	No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an employee or a non-employee Director any right to be granted an Option, a Stock Appreciation Right, a right to a Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Stock Value Equivalent Award or any other rights hereunder except as may be evidenced by an Award or by an Option or Stock Appreciation Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)	No Employment Rights Conferred. Nothing contained in the Plan or in any Award made hereunder shall:

(i)	confer upon any employee any right to continuation of employment with the Company or any Subsidiary; or

(ii)	interfere in any way with the right of the Company or any Subsidiary to terminate his or her employment at any time.

(c)	No Rights to Serve as a Director Conferred. Nothing contained in the Plan or in any Award made hereunder shall confer upon any Director any right to continue their position as a Director of the Company.

(d)	Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the offering of the shares covered by such Award has not been registered under the Securities Act of 1933 and such other state, federal or foreign laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations. The Committee may permit the Holder of an Award to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their Fair Market Value on the date of surrender or withholding of such shares) in satisfaction of the Company’s withholding obligation, subject to such restrictions as the Committee deems appropriate.

(e)	No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Holder, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(f)

Restrictions on Transfer. Except as otherwise provided herein, an Award shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Holder other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be exercisable during the lifetime of the Holder only by such Holder, the Holder’s guardian or legal representative, a transferee under a qualified domestic relations order or a transferee as described below. The Committee may prescribe and include in the respective Award Documents hereunder other restrictions on transfer. Any attempted assignment or transfer in violation of this section shall be null and void. Upon a Holder’s death, the Holder’s personal representative or other person entitled to succeed to the rights of the Holder (the “Successor Holder”) may exercise such rights as are provided under the applicable Award Document. A Successor Holder must furnish proof satisfactory to the Company of his or her rights to exercise the Award under the Holder’s will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing grant) Awards (other than Incentive Stock Options) which may be transferred by the Holder for no consideration to or for the benefit of the Holder’s Immediate Family, to a trust solely for the benefit of the Holder and his Immediate Family, or to a partnership or limited liability company in which the Holder and members of his Immediate Family have at least 99% of the equity, profit and loss interest, in which case the Award Document shall so state. A transfer of an Award pursuant to this Paragraph (f) shall be subject to such rules and procedures as the Committee may establish. In the event an Award is transferred as contemplated in this Paragraph (f), such Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution, and such Award shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant written instrument for the Award and the transferee shall be entitled to the same rights as the Holder under Articles XIII and XIV hereof as if no transfer had taken place. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. The consequences of termination of employment shall continue to be applied with respect to the original Holder, following which the Awards shall be exercised by the transferee only to the extent and for the periods specified in the Plan and the related Award Document. The Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement or other Award Document shall specify the effect of the death of the Holder on the Award.

(g)	Governing Law. This Plan shall be construed in accordance with the laws of the State of Texas, except to the extent that it implicates matters which are the subject of the General Corporation Law of the State of Delaware which matters shall be governed by the latter law.

(h)	Foreign Awardees. Without amending the Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

DIRECTIONS TO THE HOUSTONIAN

From Bush Intercontinental Airport — Houston:

—	Exit the Airport on JFK Blvd.

—	Follow the signs to Sam Houston Tollway/Beltway 8 West.

—	Take Sam Houston Tollway/Beltway 8 West to I-45 South (Downtown).

—	Take I-45 South to Loop 610 West.

—	Loop 610 West becomes Loop 610 South.

—	Follow Loop 610 South to the Woodway exit.

—	Make a right on Woodway to N. Post Oak Lane (1st signal).

—	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

From Houston Hobby:

—	Exit airport going right on Airport Blvd. — 1.9 miles.

—	Go under freeway and turn left and get on I-45 North.

—	Come around downtown on the Pierce elevated freeway and after the Bagby exit look for the Memorial Drive exit on right.

—	Exit Memorial and go to the light and turn left and get on Memorial.

—	Go about 5.5 miles, through the park, the road will fork, veer left onto Woodway, pass under the freeway.

—	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.

Form #H09009

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET http://www.proxyvoting.com/hal Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
HALLIBURTON COMPANY	OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

20800	Fulfillment 20955

▼ FOLD AND DETACH HERE ▼

If no direction is made, this proxy will be Voted “FOR” the nominations listed in item 1 and “FOR” items 2, 3 and 4.	Please mark your votes as indicated in this example	☒
The Board of Directors recommends a vote “FOR” the listed nominees and “FOR” proposals 2, 3 and 4.

Item 1.   Election of Directors

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.1 A.M. Bennett	☐	☐	☐	1.7 A. S. Jum’ah	☐	☐	☐	Item 2 Proposal for Ratification of the Selection of Auditors.	☐	☐	☐

1.2 J.R. Boyd	☐	☐	☐	1.8 D.J. Lesar	☐	☐	☐	Item 3 Advisory Approval of the Company’s Executive Compensation.	☐	☐	☐

1.3 M. Carroll	☐	☐	☐	1.9 R.A. Malone	☐	☐	☐	Item 4 Proposal to Amend and Restate the Halliburton Company Stock and Incentive Plan.	☐	☐	☐

1.4 N.K. Dicciani	☐	☐	☐	1.10 J.L. Martin	☐	☐	☐	Item 5 IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

1.5 M.S. Gerber	☐	☐	☐	1.11 D.L. Reed	☐	☐	☐	To vote in accordance with the Board of Directors’ recommendations just sign below; no boxes need to be checked.

1.6 S.M. Gillis	☐	☐	☐

I PLAN TO ATTEND THE ANNUAL MEETING

	YES	☐
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature __________________________________	Signature __________________________________	Date __________

You can now access your Halliburton Company account online.

Access your Halliburton Company account online via Investor ServiceDirect® (ISD).

The transfer agent for Halliburton Company, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report on Form 10-K are available at: http://www.proxyvoting.com/hal

▼ FOLD AND DETACH HERE ▼

HALLIBURTON COMPANY

PROXY FOR 2012 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. J. Lesar, A. O. Cornelison, Jr. and C. M. Ibrahim, and any of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Halliburton Company to be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Wednesday, May 16, 2012, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated April 3, 2012, is acknowledged.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. In the absence of such direction the proxy will be voted FOR the nominees listed in Item 1 and FOR the Proposals set forth in Items 2, 3 and 4.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	20800	Fulfillment 20955